                                                                     Exhibit 2.1

                                                                  Execution Copy


                            ASSET PURCHASE AGREEMENT

                                  by and among

                                 ABC-NACO Inc.

                                   NACO, Inc.

                             National Castings Inc.

                            NACO Flow Products, Inc.

                             BuyMetalCastings, Inc.

                   National Engineered Products Company, Inc.

                                      and

                               Matrix Metals LLC

                           Dated as of April 17, 2001

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
ARTICLE I THE TRANSACTION................................................     1

      1.1.  Sale and Purchase of Assets..................................     1
      1.2.  Assumption of Certain Liabilities............................     3
      1.3.  Consent of Third Parties.....................................     6
      1.4.  Closing......................................................     6
      1.5.  Purchase Price...............................................     6
      1.6.  Post-Closing Adjustment to Purchase Price....................     7
      1.7.  Deliveries and Proceedings at Closing........................     8
      1.8.  Allocation of Consideration..................................    10

ARTICLE II Representations And Warranties of Seller......................    10

      2.1.  Organization; Subsidiaries...................................    10
      2.2.  Authorization and Enforceability.............................    11
      2.3.  [Intentionally omitted.].....................................    11
      2.4.  No Violation of Laws or Agreements...........................    11
      2.5.  Financial Statements.........................................    11
      2.6.  No Changes...................................................    12
      2.7.  Contracts....................................................    14
      2.8.  Permits and Compliance With Laws.............................    15
      2.9.  Environmental Matters........................................    16
     2.10.  Consents.....................................................    18
     2.11.  Title........................................................    18
     2.12.  Real Estate..................................................    18
     2.13.  Taxes........................................................    20
     2.14.  Intellectual Property Rights.................................    21
     2.15.  Inventory....................................................    23
     2.16.  Accounts Receivable..........................................    23
     2.17.  Labor Relations..............................................    24
     2.18.  Employee Benefit Plans.......................................    24
     2.19.  Absence of Undisclosed Liabilities...........................    27
     2.20.  No Pending Litigation or Proceedings.........................    28
     2.21.  Products Liability...........................................    28
     2.22.  Projections..................................................    28
     2.23.  Insurance....................................................    28
     2.24.  Relationship with Customers and Suppliers....................    28
     2.25.  WARN Act.....................................................    29
     2.26.  Condition of Assets..........................................    29
     2.27.  Transactions with Related Parties............................    29
     2.28.  Brokerage....................................................    29
     2.29.  All Assets...................................................    30
     2.30.  Restrictions.................................................    30

     2.31.  Process of Sale..............................................    30
     2.32.  Solvency.....................................................    30
     2.33.  Bank Approval................................................    30
     2.34.  Opinion of the Sellers' Financial Advisor....................    30
     2.35.  Disclosures..................................................    31

ARTICLE III Representations and Warranties of Buyer......................    31

      3.1.  Organization.................................................    31
      3.2.  Authorization and Enforceability.............................    31
      3.3.  No Violation of Laws or Agreements...........................    31
      3.4.  Brokerage....................................................    32

ARTICLE IV Covenants.....................................................    32

      4.1.  Public Announcement..........................................    32
      4.2.  Further Assurances...........................................    32
      4.3.  Cooperation..................................................    32
      4.4.  Use of Names and Logos.......................................    33
      4.5.  Employees....................................................    33
      4.6.  Taxes........................................................    37
      4.7.  Confidentiality..............................................    38
      4.8.  Non-Competition..............................................    39
      4.9.  Consolidation of Keokuk......................................    40
     4.10.  Conduct of Business..........................................    40
     4.11.  Access, Information and Documents............................    40
     4.12.  Negotiations.................................................    40
     4.13   Supplements to Disclosure Schedules..........................    41
     4.14   Mutual Covenants.............................................    41
     4.15   Filings and Authorizations...................................    41

ARTICLE V Conditions Precedent...........................................    42

      5.1.  Conditions Precedent to Obligations of Buyer.................    42
      5.2.  Conditions Precedent to Obligations of Sellers...............    43
      5.3.  Termination..................................................    43

ARTICLE VI Certain Additional Covenants..................................    44

      6.1.  Certain Taxes and Expenses...................................    44
      6.2.  [Intentionally omitted.].....................................    44
      6.3.  Maintenance of Books and Records.............................    44
      6.4.  Collection of Receivables....................................    45
      6.5.  Product Returns..............................................    45
      6.6.  Product Warranty Claims......................................    46
      6.7.  Indemnification..............................................    47
      6.8.  Discharge of Business Obligations............................    50
      6.9.  UCC Matters..................................................    50
     6.10.  Title Insurance/Survey/Estoppels.............................    50
     6.11.  Financial Statements.........................................    52

     6.12.  Bulk Transfer................................................    52
     6.13.  ROI License..................................................    52
     6.14.  Insurance Proceeds...........................................    52

ARTICLE VII Miscellaneous................................................    52

      7.1.  Construction.................................................    52
      7.2.  Nature and Survival of Covenants and Representations.........    52
      7.3.  Notices......................................................    53
      7.4.  Successors and Assigns.......................................    54
      7.5.  Exhibits and Schedules.......................................    54
      7.6.  Governing Law................................................    54
      7.7.  Consent to Jurisdiction......................................    54
      7.8.  Severability.................................................    55
      7.9.  No Third Party Beneficiaries.................................    55
     7.10.  Entire Agreement.............................................    55
     7.11.  Amendment and Waiver.........................................    55
     7.12.  Knowledge of Sellers.........................................    55
     7.13.  Counterparts.................................................    55
     7.14.  Headings.....................................................    56
     7.15.  Certain Defined Terms........................................    56

                             TABLE OF DEFINED TERMS

ABC.....................................................................     1
Acquired Assets.........................................................     1
Adjustment Amount.......................................................     6
Affiliate...............................................................    48
Agreement...............................................................     1
Assignment and Assumption Agreement.....................................     7
Associate...............................................................    13
Assumed Liabilities.....................................................     3
Authority...............................................................    48
Bank Approval...........................................................    30
Benefit Plans...........................................................    24
Bill of Sale............................................................     7
Business................................................................     1
Business Day............................................................    48
Buyer...................................................................     1
Buyer Breach............................................................    37
Buyer's Accountants.....................................................     6
Cap.....................................................................    42
Cash Consideration......................................................     6
CERCLA..................................................................    17

CERCLIS.................................................................      17
Closing.................................................................       5
Closing Balance Sheet...................................................       6
Closing Date............................................................       5
Closing Net Worth.......................................................       6
Code....................................................................       9
Confidential Information................................................      33
Contracts...............................................................       2
Damages.................................................................      40
Employees...............................................................      24
Environmental Laws......................................................      16
Environmental Liability.................................................      48
Environmental Permits...................................................      16
Equipment and Other Tangible Personal Property..........................       2
ERISA...................................................................      26
Estoppel Certificates...................................................      44
Fairness Opinion........................................................      30
Financial Statements....................................................      11
FIRPTA Affidavit........................................................       8
Flow....................................................................       1
Former Customer.........................................................      39
Former Employees........................................................      26
GAAP....................................................................      49
General Survival Period.................................................      45
Hazardous Substances....................................................      16
Indemnified Party.......................................................      41
Indemnifying Party......................................................      41
Intellectual Property...................................................      22
Intercompany Payables...................................................       5
Interim Balance Sheet...................................................      11
Inventory...............................................................       2
IRS.....................................................................      24
Leasehold Property......................................................      17
Leasehold Property Leases...............................................      18
Letter..................................................................      38
Liabilities.............................................................       6
Lien....................................................................  10, 49
Litigation Conditions...................................................      41
Lockbox Account.........................................................      38
Management..............................................................      16
Material Adverse Effect.................................................      49
NACO....................................................................       1
NCI.....................................................................       1
NEPCO...................................................................       1
Newco LLC...............................................................       1

OSHA..................................................................     15
PBGC..................................................................     24
PCBs..................................................................     16
Pension Plan..........................................................     25
Permits...............................................................      2
Permitted Exceptions..................................................     18
Person................................................................     49
Prime Rate............................................................      7
Purchase Price........................................................      6
Purchased Product.....................................................     39
Qualifying Returned Products..........................................     39
Real Estate...........................................................      2
Receivable Product....................................................     39
Reference Amount......................................................      6
Released..............................................................     17
Restricted Period.....................................................     33
Retained Liabilities..................................................      4
Review Period.........................................................      6
Securities Laws.......................................................     11
Seller................................................................      1
Sellers Account Parties...............................................     38
Sellers Breach........................................................     37
Sellers' Accountants..................................................      6
Sellers...............................................................      1
Specified Contracts...................................................     35
Surveys...............................................................     44
Tax...................................................................     20
Taxes.................................................................     20
Third Accounting Firm.................................................      7
Third Party Claim.....................................................     41
Threshold Amount......................................................     42
Title Commitment......................................................     43
Title Commitments.....................................................     43
Title Company.........................................................     43
Title Policies........................................................     43
Transaction Documents.................................................      9
WARN Act..............................................................     28
Working Capital.......................................................     28

                               TABLE OF EXHIBITS

Exhibit A -      Form of Junior Subordinated Note

Exhibit B -      Assignment and Assumption Agreement

Exhibit C -      Bill of Sale and Assignment Agreement

Exhibit D -      Form of Transition Services Agreement

Exhibit E -      Form of General Warranty Deeds

Exhibit F -      Form of Lease Assignments

Exhibit G -      Form of Sahagun Supply Agreement

Exhibit H -      Form of Manganese Track Castings Supply Agreement

Exhibit I -      FIRPTA Affidavit of Seller

Exhibit J -      Form of Opinion of General Counsel of Sellers

Exhibit K -      Form of Opinion of Schiff Hardin & Waite

                           ASSET PURCHASE AGREEMENT

          THIS IS AN ASSET PURCHASE AGREEMENT (the "Agreement"), dated as of
                                                    ---------
April 17, 2001 by and among ABC-NACO Inc., a Delaware corporation ("ABC"), NACO,
                                                                    ---
Inc., a Delaware corporation and direct wholly owned subsidiary of ABC ("NACO"),
                                                                         ----
National Castings Inc., a Delaware corporation and direct wholly owned subsidiary of NACO ("NCI"), NACO Flow Products, Inc., a Delaware corporation and
                     ---
direct wholly owned subsidiary of NCI ("Flow"), BuyMetalCastings, Inc., a
                                        ----
Delaware corporation ("BMC"), National Engineered Products Company, Inc., an Iowa corporation and direct wholly owned subsidiary of NCI ("NEPCO"), and Matrix
                                                             -----
Metals LLC, a Delaware limited liability company ("Buyer").  As used herein,
                                                   -----
ABC, NACO, NCI, Flow, BMC and NEPCO are hereafter sometimes referred to individually as a "Seller" and collectively as the "Sellers."

                                  Background
                                  ----------

          Sellers are engaged in the business of supplying, through their own manufacturing at their facilities in Baltimore, Maryland (the "Baltimore
                                                               ---------
Facility"), Keokuk, Iowa, and Richmond, Texas, and third-party sourcing,
--------
traditional order processing and electronic order processing, metal castings of all sizes and alloys to customers in a wide variety of industries, such as flow control, locomotive (except main truck frame castings over 4,000 lbs.), mining, farm equipment, heavy construction, over the road trucks, cast iron brake shoes, container support castings, container corner castings, flanges and skid protectors as well as associated services related to the foregoing, including, among other things, product engineering and design, fab to cast conversion, source inspection, technology transfer, warehousing and machining (the "Business"). The Business shall not include such rail and wheel products and
 --------
services manufactured, engineered or marketed by ABC and not currently produced or sold by Flow, BMC, NEPCO and the Baltimore Facility. Buyer desires to purchase substantially all of the assets, properties and rights of the Business, and Sellers desire to sell such assets, properties and rights, on the terms and subject to the conditions set forth in this Agreement.

                                     Terms
                                     -----

          THEREFORE, in consideration of the mutual covenants contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I

                                THE TRANSACTION
                                ---------------

     1.1. Sale and Purchase of Assets. (a) Subject to the terms and conditions
          ---------------------------
of this Agreement and in reliance upon the representations and warranties contained herein, on the Closing Date, Sellers will sell, assign, transfer, deliver and convey to Buyer the Acquired Assets (as defined below), free and clear of all Liens (as defined in Section 7.15) of every kind, nature and description (except for the Permitted Exceptions referred to in Section 2.11) for the Purchase Price specified below in Section 1.5.

          (b)  As used herein, the term "Acquired Assets" means all of Sellers'
                                         ---------------
or any of their Affiliates' (as defined in Section 7.15) right, title, and interest in, under and to all of the assets, properties and rights constituting, or used or held for use in, the Business of every kind, nature and description existing on the Closing Date, wherever such assets, properties and rights are located and whether such assets, properties and rights are real, personal or mixed, tangible or intangible, and whether or not any of such assets, properties and rights have any value for accounting purposes or are carried or reflected on or specifically referred to in Sellers' or any of their Affiliates' respective books or financial statements, including, without limitation, all of the assets, properties and rights of the Business enumerated below:

               (i) owned and leased real property, leaseholds and subleaseholds therein, together with all fixtures, fittings, buildings, structures and other improvements erected thereon, and easements, rights of way, water lines, uses, licenses, hereditaments, tenements, privileges and other appurtenances thereto (such as appurtenant rights in and to public streets), as more particularly described in Schedule 1.1(b)(i) hereto (the "Real Estate");
                               ------------------              -----------

               (ii) all machinery, equipment, motor vehicles (including trucks, tractors and trailers), goods, furnishings, jigs, tools, dies, furniture, fixtures, office equipment, office supplies, production and other supplies and spare and repair parts, tools, stores, rolling stock and other tangible personal property, whether located at or on the Real Estate, in transit or otherwise (including, but not limited to, certain machinery and patterns located at Seller's facility in Melrose Park, Illinois and the property more particularly described in Schedule 1.1(b)(ii) hereto (the "Equipment and Other Tangible
             -------------------              ----------------------------
Personal Property"), other than the Equipment and Other Tangible Personal
-----------------
Property used solely for the production of manganese track castings at Seller's facility in Richmond, Texas and specifically listed on Schedule 1.1(b)(ii)
                                                       -------------------
hereto.

               (iii) all inventory, whether located at or on the Real Estate, in transit or otherwise, including finished goods and consigned goods, work-in-process, supplies, storehouse stocks, raw materials, scrap, containers, and spare parts (collectively, the "Inventory");
                                ---------

               (iv) accounts, notes, and other receivables relating to the Business;

               (v) all cash and cash equivalents, in transit, in hand or in bank accounts and all prepaid items, unbilled costs and fees relating to the Business;

               (vi) Intellectual Property (as defined in Section 2.14), goodwill, licenses and sublicenses granted and obtained with respect thereto, and rights and remedies against infringements thereof, and rights to protection of interests therein under the laws of all jurisdictions, including the property more particularly described on Schedule 1.1(b)(vi) hereto;
                               -------------------

               (vii) subject to Sections 1.2 and 1.3 hereof, all rights under
(i) contracts, agreements and instruments (written or oral) relating to the sale of any assets, services, properties, materials or products, including all customer, operating, distribution and sales representative contracts to the extent relating to, or otherwise material to the conduct of, the Business; (ii) orders, contracts, supply agreements, manufacturing agreements and other agreements relating to the purchase of any assets, services, properties, materials, or products; (iii)
all leases affecting real property and (iv) all other contracts, agreements, and instruments (written or oral), including in each case the contracts, agreements and instruments more specifically listed or described in Schedule 2.7 hereto
                                                         ------------
(the "Contracts"), except for those contracts listed on Schedule 1.1(b)(vii);
      ---------                                         -------------------

               (viii) franchises, approvals, permits, authorizations (including Environmental Permits (as defined in Section 2.9)), applications, licenses, orders, registrations, certificates, variances, and other similar permits or rights obtained from any Authority and all pending applications therefor, including the permits and rights more specifically listed or described in
Schedule 1.1(b)(viii) hereto (the "Permits");
---------------------              -------

               (ix) books, records, ledgers, files, documents (including originally executed copies of all Contracts), correspondence, Tax returns, memoranda, forms, lists, plats, architectural plans, drawings, and specifications, new product development materials, creative materials, marketing, advertising, sales and promotional materials, studies, reports, whether in hard copy or magnetic format, in each instance, to the extent relating to, or otherwise material to the conduct of, or separable from the documents of ABC and relating to the Business or the Employees. Copies of such documents shall be provided to ABC to the extent they relate to the Retained Liabilities;

               (x) all rights or chooses in action whether arising out of occurrences before or after the Closing Date, including third party warranties and guarantees and other similar contractual rights as to third parties held by or in favor of Sellers or any of their Affiliates with respect to any of the Acquired Assets;

               (xi) all rights to insurance and condemnation proceeds relating to the damage, destruction or impairment of assets, properties or other rights described in this Section 1.1(b), which damage, destruction or impairment occurs on, prior to or after the Closing, and all such rights to the extent they relate to Damages indemnifiable pursuant to Section 6.7, and all such rights to insurance and condemnation proceeds related to the February 14, 2001, fire and related damages at Seller's Baltimore Facility;

               (xii) all assets and properties reflected on the Interim Balance Sheet (as defined in Section 2.5);

               (xiii)  all the good will of the Business; and

               (xiv)   all the going concern value of the Business.

     1.2. Assumption of Certain Liabilities.  (a)  Subject to the terms and
          ---------------------------------
conditions of this Agreement, except as otherwise specifically provided in this
Section 1.2 (including in respect of the Retained Liabilities, as set forth in paragraph (b) below), on the Closing Date, Buyer will assume and agree to pay, discharge or perform, as appropriate, the following specific liabilities and obligations of Sellers (the "Assumed Liabilities"):
                             -------------------

               (i) all executory liabilities and obligations of Sellers in respect of the Contracts arising after Closing, except that Buyer shall not assume or agree to pay, discharge or perform any

                     (1) liabilities or obligations of the aforesaid character existing as of the Closing Date and which under GAAP should have been accrued or reserved for on a balance sheet as a liability or obligation; and

                     (2) liabilities or obligations arising out of any breach or default (including for this purpose any event which, with notice or lapse of time would constitute such a breach or default) by Sellers or any of their Affiliates of any provision of any Contract, including liabilities or obligations arising out of Sellers' or any of their Affiliates' failure to perform any agreement, contract, commitment or lease in accordance with its terms prior to the Closing;

               (ii)  the trade payables of the Business set forth in detail on
Schedule 1.2(a)(ii) and reflected on the Closing Balance Sheet or if no Closing
-------------------
Balance Sheet is prepared, on the Interim Balance Sheet; and

               (iii) accruals for payroll, payroll taxes, vacation and holiday pay, and bonuses for calendar 2000 for Transferred Employees made in accordance with GAAP and consistent with past practices and reflected on the Closing Balance Sheet or if no Closing Balance Sheet is prepared, on the Interim Balance Sheet.

     (b) Buyer will not assume any liabilities, commitments or obligations (known or unknown, contingent or absolute and whether or not determinable as of the Closing) of Sellers or any of their Affiliates except for the Assumed Liabilities as specifically and expressly provided for above, whether such liabilities or obligations relate to payment, performance or otherwise, and all liabilities, commitments or obligations (known or unknown, contingent or absolute and whether or not determinable as of the Closing) not expressly transferred to Buyer hereunder as Assumed Liabilities are being retained by Sellers or their Affiliates (the "Retained Liabilities"), who shall remain
                                  --------------------
liable therefor unconditionally and without right of set-off; Sellers, on behalf of themselves and their Affiliates, hereby irrevocably and unconditionally waive and release Buyer from all Retained Liabilities, including any Retained Liabilities created by statute or common law.

     Without limitation to the foregoing, all of the following shall be considered Retained Liabilities and not Assumed Liabilities for the purposes of this Agreement (whether or not accrued or reserved for on the Interim Balance Sheet):

               (i) any product liability or similar claim for injury to person or property, regardless of when made or asserted, which arises out of or is based upon a theory of strict liability under Section 402A of the Restatement
(2nd) of Torts, negligence, gross negligence or any analogous or similar provision of statutory or common law, or any express or implied representation, warranty, agreement or guarantee made by Sellers or their Affiliates or alleged to have been made by Sellers or their Affiliates or which is imposed or asserted to be imposed by operation of law, in connection with any service performed or product manufactured, sold or leased by or on behalf of Sellers or their Affiliates, including any such claim relating to any product delivered in connection with the performance of such service and any such claim seeking recovery for consequential damages, lost revenue or income;

               (ii) any federal, state, foreign or local Tax (as defined in Section 2.13(c)) (A) payable with respect to the business, assets, properties or operations of Sellers, any predecessor of Sellers or any member of any affiliated group of which any of them is a member, for any period (1) ending prior to the Closing Date or (2) beginning before and ending after the Closing Date, (B) incident to or arising as a consequence of the negotiation or consummation by Sellers (or, any predecessor of Sellers or any member of any affiliated group of which any of them is a member) of this Agreement and the transactions contemplated hereby or (C) payable with respect to any business, assets, properties, or operations of Sellers, any predecessor of Sellers or any of their Affiliates other than the Business, for any taxable period;

               (iii) except as set forth in Section 1.2(a)(iii) and Section 4.5, any liability or obligation with respect to compensation or employee benefits of any nature owed to any employees, former employees, agents or independent contractors of Sellers or any of their Affiliates, whether or not employed by Buyer after the Closing, that (A) arises out of or relates to the employment or service provider relationship between such Sellers, or such Affiliates and any such individuals, (B) arises out of or relates to any Benefit Plan or (C) arises out of or relates to events or conditions occurring on or before the Closing Date;

               (iv) any liability or obligation of Sellers or their Affiliates, arising or incurred in connection with the negotiation, preparation and execution of this Agreement and the transactions contemplated hereby, and fees and expenses of counsel, accountants, brokers, finders and other experts;

               (v) any liability or obligation of Sellers or any of their Affiliates existing as a result of any act, failure to act or other state of facts or occurrence which constitutes a breach or violation of Sellers' representations, warranties and covenants contained in this Agreement or the other Transaction Documents (as defined in Section 1.7);

               (vi)   any Environmental Liability (as defined in Section 7.15);

               (vii) any liability of Sellers or the Business to Sellers or any of Sellers' Affiliates incurred prior to the Closing, including any intercompany payables or receivable credits specified in the Interim Balance Sheet (the "Intercompany Payables");
 ---------------------

               (viii) any liability under applicable bulk transfer laws, or similar statutes, laws or regulations, including without limitation, state or local tax laws or creditor related laws, arising as a result of the transactions contemplated by this Agreement; or

               (ix) any other liability of Sellers or their Affiliates whatsoever, including any liability arising out of or relating to the ownership or operation of the Acquired Assets (including any liability or indebtedness associated with the Community Economic Betterment Account Agreement, among the Iowa Department of Economic Development, the

City of Keokuk and Keokuk Steel Castings, Inc. dated June 20, 1991) and the Business on or prior to the Closing Date (including any predecessor operations), including any claims, obligations or litigation arising out of or relating to events or conditions occurring on or before the Closing Date (including the threatened or pending litigation set forth on Schedule 2.20 hereto), regardless
                                              -------------
of when made or asserted, except for the Assumed Liabilities as specifically and expressly set forth herein.

     1.3. Consent of Third Parties. On the Closing Date, Sellers shall
          ------------------------
assign to Buyer, and Buyer will assume, the Contracts which are to be transferred to Buyer as and to the extent provided in this Agreement by means of the Assignment and Assumption Agreement referred to in Section 1.7. To the extent that the assignment of all or any portion of any Contract shall require the consent of the other party thereto or any other third party, this Agreement and the Assignment and Assumption Agreement shall not constitute an agreement to assign any such Contract included in the Acquired Assets if an attempted assignment without any such consent would constitute a breach or violation thereof. In order, however, to provide Buyer the full realization and value of every Contract of the character described in the immediately preceding sentence, Sellers agree that on and after the Closing, they will, at the request and under the direction of Buyer, in the name of Sellers or otherwise as Buyer shall specify, take all reasonable actions (including the appointment of Buyer as attorney-in-fact for Sellers) and do or cause to be done all such things as shall in the reasonable opinion of Buyer or its counsel be necessary or proper
(a) to assure that the rights of Sellers under such Contracts shall be preserved for the benefit of or transferred or issued to Buyer and (b) to facilitate receipt of the consideration to be received by Sellers in and under every such Contract, which consideration shall be held for the benefit of, and shall be delivered to, Buyer. Nothing in this Section 1.3 shall in any way diminish Sellers' obligations hereunder to obtain all consents and approvals and to take all such other actions prior to or at Closing as are necessary to enable Sellers to convey or assign good and marketable title free and clear of Liens (other than Permitted Exceptions) to all the Acquired Assets to Buyer.

     1.4. Closing. The closing of the sale and purchase of the Acquired
          -------
Assets (the "Closing") will take place on the second (2/nd/) business day after
             -------
satisfaction or waiver of the conditions set forth in Article V of this Agreement, at 10 a.m., local time, at the offices of Schiff Hardin & Waite, Chicago, Illinois. The date such Closing occurs is referred to herein as the "Closing Date."
 -------------

     1.5. Purchase Price.
          --------------

          (a)  Purchase Price. The aggregate purchase price to be paid by Buyer
               --------------
for the purchase of the Acquired Assets (the "Purchase Price") is (i)
                                              --------------
$20,000,000, payable in cash at the Closing (the "Cash Consideration"), plus
                                                  ------------------
(ii) a $4,000,000 Junior Subordinated Note in the form of Exhibit A (the "Junior
                                                          ---------       ------
Subordinated Note") plus (iii) the assumption by Buyer of the Assumed
-----------------   ----
Liabilities.

          (b)  Payment of Cash Consideration. Subject to the terms and
               -----------------------------
conditions hereof, the Cash Consideration will be paid on the Closing Date by federal or other wire transfer to the account designated by Sellers in writing at least two (2) business days prior to the Closing Date.

     1.6.   Post-Closing Adjustment to Purchase Price.

            (a) Within 45 days after the Closing, Buyer may, at its sole discretion, prepare and deliver to Sellers a statement (the "Closing Balance
                                                             ---------------
Sheet") of the Closing Net Worth of the Business, immediately prior to the
-----
Closing Date, determined in accordance with GAAP and on a basis consistent with Sellers' past practices to the extent such past practices are in accordance with GAAP and this Agreement, together with a calculation of the Adjustment Amount. For purposes hereof, (i) "Closing Net Worth" with respect to the Business means
                          -----------------
(1) the net accounting book value of all "assets" constituting Acquired Assets, minus (2) all "liabilities" constituting Assumed Liabilities, in each case as such assets and liabilities are accrued and reflected on the Closing Balance Sheet; and (ii) "Adjustment Amount" means the dollar amount by which the Closing
                 -----------------
Net Worth, as set forth on the Closing Balance Sheet, is less than $18,000,000 (the "Reference Amount"). Buyer shall pay the fees and expenses of
      ----------------
PricewaterhouseCoopers LLP ("Buyer's Accountants'") incurred in connection with
                             -------------------
this Section 1.6(a).

          (b) Subject to this Section 1.6(b) and (c), the Closing Net Worth Statement, Closing Balance Sheet and Adjustment Amount calculation delivered by Buyer to Sellers shall be deemed to be and shall be final, binding and conclusive on the parties hereto. Following receipt of such Closing Net Worth Statement, Sellers and Buyer shall at Sellers' request discuss in good faith and attempt in good faith to resolve any disagreements Sellers have therewith for a period of 15 days. If the parties cannot resolve their dispute during such 15-day period, Arthur Andersen LLP ("Sellers' Accountants'") may dispute any
                                  --------------------
amounts reflected on the Closing Balance Sheet or in the statement of Closing Net Worth or the Adjustment Amount calculation, but only on the basis that such amounts were not presented in accordance with GAAP and on a basis consistent with Seller's past practices to the extent such past practices are in accordance with GAAP; provided, however, that Sellers' Accountants shall notify Buyer's
           --------  -------
Accountants and Buyer in writing of each disputed amount, and specify the amount thereof in dispute, within 45 days of Sellers' receipt of the Closing Balance Sheet and the Adjustment Amount (such 45 day period hereinafter referred to as the "Review Period"). Any and all portions of the Adjustment Amount which are
     -------------
not subject to dispute shall be paid by Sellers in accordance with paragraph (d) below. In the event of a dispute with respect to the Closing Balance Sheet or the Adjustment Amount, Buyer's Accountants and Sellers' Accountants shall attempt to reconcile their differences and any resolution by them as to any disputed amounts shall be final, binding and conclusive on the parties.

          (c) If Buyer's Accountants and Sellers' Accountants are unable to reach a resolution to such effect within 30 days of receipt of Sellers' Accountants written notice of dispute to Buyer's Accountants, Sellers shall cause Sellers' Accountants, and Buyer shall cause Buyer's Accountants, to submit the amounts remaining in dispute for resolution to an independent accountant firm of national reputation mutually appointed by Sellers and Buyer (such independent accounting firm being herein referred to as the "Third Accounting
                                                             ----------------
Firm"), which shall, within 30 days after such submission, determine and report
----
to the parties upon such
remaining disputed amounts, and such report shall be final, binding and conclusive on the parties hereto with respect to the amounts disputed. In the event the Buyer and Sellers do not reach agreement on the Third Accounting Firm within 15 days following the above 30 day resolution period, the Third Accounting Firm shall be Deloitte & Touche, LLP (provided they are then independent of the parties). The fees and disbursements of the Third Accounting Firm shall be allocated between Buyer and Sellers so that Sellers' share of such fees and disbursements shall be in the same proportion that the aggregate amount of such remaining disputed amounts so submitted by Sellers to the Third Accounting Firm that is unsuccessfully disputed by Sellers (as finally determined by the Third Accounting Firm) bears to the total amount of such remaining disputed amounts so submitted by Sellers to the Third Accounting Firm. Sellers shall pay the fees and expenses of Sellers' Accountants incurred in connection with this Section 1.6(c). Buyer shall pay the fees and expenses of Buyer's Accountants.

          (d) If the Adjustment Amount is negative (i.e., the Reference Amount exceeds the Closing Net Worth), then the Purchase Price shall be decreased, on a dollar for dollar basis, by the absolute value of such Adjustment Amount, and Sellers shall pay Buyer the Adjustment Amount in cash by wire transfer of immediately available funds. Any payment required as a result of an adjustment to the Purchase Price pursuant to this Section 1.6(d) shall be made within 10 business days after the Adjustment Amount has been finally determined in accordance with this Section 1.6(d) (it being understood that with respect to any portion of the Adjustment Amount which is not subject to dispute, the phrase "finally determined" shall mean the expiration of the Review Period), together with interest thereon for the period commencing on the Closing Date through the date on which all of the Adjustment Amount is paid, calculated at the rate announced by CitiBank, N.A. from time to time as its prime or base interest rate for commercial loans (the "Prime Rate").
                           ----------

     1.7. Deliveries and Proceedings at Closing.  Subject to the terms and
          -------------------------------------
conditions of this Agreement, at the Closing:

          (a)  Deliveries to Buyer. Sellers will deliver or cause to be
               -------------------
delivered to Buyer:

               (i) assignments of all transferable or assignable Contracts, Intellectual Property, Permits (including Environmental Permits), and warranties relating to the Acquired Assets, each duly executed and, where necessary or desirable, in recordable form substantially in the form of Exhibit B hereto (the
                                                           ---------
"Assignment and Assumption Agreement")
 -----------------------------------

               (ii) a bill of sale and instrument of assignment to the Acquired Assets, duly executed by Seller, substantially in the form of Exhibit C hereto
                                                              ---------
(the "Bill of Sale");
      ------------

               (iii) a Transition Services Agreement, in the form attached hereto as Exhibit D, duly executed by Seller;
          ---------

               (iv) title certificates to any motor vehicles or other certificated assets included in the Acquired Assets, duly executed by Sellers (together with any other transfer forms necessary to transfer title to such vehicles);

               (v) general warranty deeds for the Real Estate owned by Sellers, duly executed and acknowledged by Sellers and in recordable form, each substantially in the form of Exhibit E hereto;
                             ---------

               (vi) general warranty assignments for all Leasehold Property Leases (as defined in Section 2.11) duly executed and acknowledged by Sellers and in recordable form, each substantially in the form of Exhibit F hereto;
                                                          ---------

               (vii) a Sahagun Supply Agreement, in the form attached as Exhibit G hereto, duly executed by Sellers;
---------

               (viii) a Manganese Track Castings Supply Agreement, in the form attached as Exhibit H hereto, duly executed by Sellers;
                 ---------

               (ix) the Estoppel Certificates and consents and/or waivers described in Section 6.10(c), duly executed by the lessor(s) under the Leasehold Property Leases;

               (x) a duly endorsed power of attorney from Sellers as contemplated by Section 6.4 hereof;

               (xi) the Foreign Investment in Real Property Tax Act Certification and Affidavit, duly executed by Sellers, substantially in the form of Exhibit I hereto (the "FIRPTA Affidavit");
   ---------              ----------------

               (xii) the certificates, opinions and other documents required to be delivered by Sellers pursuant to Section 5.1 hereof and certified resolutions evidencing the authority of Sellers as set forth in Section 2.2 hereof;

               (xiii) all agreements, records and other documents required by this Agreement;

               (xiv) a receipt for the payment of the Cash Consideration duly executed by Sellers; and

               (xv) all such other instruments of conveyance as shall, in the reasonable opinion of Buyer and its counsel, be necessary to vest in Buyer good, valid and marketable title to the Acquired Assets in accordance with Section 1.1 hereof, including time-stamped instruments and releases, in form and substance satisfactory to Buyer, evidencing release and removal of all Liens on the Acquired Assets other than Permitted Exceptions, standard owner's affidavits required by Buyer's title insurance company, and any required transfer tax documents.

          (b)  Deliveries By Buyer to Sellers.  Buyer will deliver to Sellers:
               ------------------------------

               (i) wire transfer of immediately available funds in an amount equal to the Cash Consideration;

               (ii) the Junior Subordinated Note, in the form attached as Exhibit A hereto, duly executed by Buyer;

               (iii) the Transition Services Agreement, duly executed by Buyer;

               (iv)  the Supply Agreement, duly executed by Buyer;

               (v)   the Track Supply Agreement, duly executed by Buyer; and

               (vi) the certificates, opinions and other documents required to be delivered by Buyer pursuant to Section 5.2 hereof.

          (c)  The agreements, instruments and certificates set forth in this
Section 1.7 are collectively referred to herein as the "Transaction Documents."
                                                        ---------------------

     1.8. Allocation of Consideration. The consideration paid by Buyer to
          ---------------------------
Sellers shall be allocated among the Acquired Assets as set forth in a schedule to be prepared and agreed to mutually by Sellers and Buyer within 90 days following the Closing Date. Buyer and Sellers shall each report the federal, state and local income and other tax consequences of the transactions contemplated by this Agreement (which for purposes of this Agreement includes the Transaction Documents) in a manner consistent with such allocation, including the preparation and filing of Form 8594 under Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code") (or any successor form or successor provision of any future tax law, or any comparable provision of state, or local tax law) with their respective federal, state and local income tax returns for the taxable year that includes the Closing Date and shall not take any position contrary thereto in connection with any amended return.

                                  ARTICLE II

                   Representations And Warranties of Seller
                   ----------------------------------------

     Each of the Sellers, on a joint and several basis, represents and warrants to Buyer as follows:

     2.1. Organization; Subsidiaries.
          --------------------------

          (a) Each Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has all requisite corporate power and authority to own, lease and operate the Acquired Assets and the Business as and where currently being conducted. Each Seller is qualified to do business and is in good standing in the jurisdictions in which the nature of the business conducted by it or the ownership or use of the assets and properties constituting its business make such qualification necessary, except for such jurisdictions the failure to qualify in which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect (as defined in Section 7.15). Schedule 2.1(a) sets forth the jurisdictions in which each
                  ---------------
Seller is qualified to do business.

          (b) No shares of any corporation or any ownership or other investment or equity interest, either of record, beneficially or equitably, in any Person are included in the Acquired Assets.

     2.2. Authorization and Enforceability.   Each Seller has full power and
          --------------------------------
authority to execute, deliver and perform this Agreement and the Transaction Documents to which it is a party, and the execution, delivery and performance of this Agreement and the Transaction Documents to which it is a party by such party have been duly authorized by all necessary action on the part of such party. This Agreement and the Transaction Documents have been duly executed and delivered by such party. This Agreement is a legal, valid and binding obligation of Seller, enforceable in accordance with its terms. As of the Closing Date, the Transaction Documents to be executed by each Seller will be the legal, valid and binding obligations of such party, enforceable in accordance with their respective terms.

     2.3. [Intentionally omitted.]

     2.4. No Violation of Laws or Agreements.   Except at set forth on Schedule
          ----------------------------------                           --------
2.4, the execution, delivery, and performance of this Agreement and the
---
Transaction Documents do not, and the consummation of the transactions contemplated by this Agreement and the Transaction Documents, will not (a) contravene any provision of the Certificate of Incorporation or Bylaws (or analogous organizational documents) of any Seller or (b) violate, conflict with, result in a breach of, or constitute a default (or an event which might, with the passage of time or the giving of notice, or both, constitute a default) under, or result in or permit the termination, modification, acceleration, or cancellation of, or result in the creation or imposition of any Lien of any nature whatsoever upon any of the Acquired Assets or give to others any interests or rights therein under, (i) any material contract, agreement, indenture, mortgage, loan or credit agreement, license, instrument, lease, contract, plan, permit, or other instrument, oral or written, to which Sellers or any of their Affiliates is a party, or by which Sellers or any of their Affiliates may have rights or by which the Business or any of the Acquired Assets may be bound or affected, or (ii) any judgment, injunction, writ, award, decree, restriction, ruling, or order of any court, arbitrator or Authority (domestic or foreign) or any applicable constitution, law, ordinance, rule or regulation.

     2.5. Financial Statements.  The books of account and related records of
          --------------------
Sellers for the Business fairly reflect in reasonable detail all assets, liabilities and transactions relating to the Business and, except as set forth in Schedule 2.5, are in accordance with GAAP and the Financial Statements.
   ------------
Schedule 2.5 contains the following unaudited financial statements:  (a) the
------------
fiscal year -end financial statements for the Business as of and for the annual period ended December 31, 2000, (b) the financial statements for the Business as of and for the fiscal periods ended July 31, 1998, July 31, 1999 and December 31, 1999 and (c) the interim financial statements for the Business as of and for the interim period ended March 31, 2001, including the interim balance sheet (the "Interim Balance Sheet") for the Business as of the date hereof. The
      ---------------------
foregoing financial statements are collectively referred to herein as the "Financial Statements". The Financial Statements (a) are correct and complete
---------------------
and in accordance with the books and records of Sellers; (b) fairly present the results of operations, financial position, assets and liabilities of the Business as of their respective dates or for the periods covered thereby; (c) except as set forth in Schedule 2.5, have been prepared in accordance with GAAP
                       ------------
on a basis consistent with past practice; and (d) except as set forth in
Schedule 2.5, reflect accurately all costs and expenses of the Business as if
------------
Sellers were independent and not affiliated with any other Person.

     2.6. No Changes.  Since December 31, 2000, Sellers have conducted the
          ----------
Business only in the ordinary course of business consistent with past practice. Without limiting the foregoing, since such date, except as disclosed in Schedule
                                                                        --------
2.6 hereto, with respect to the Business there has not been:
---

          (a) any change in the business, assets, liabilities, condition (financial or otherwise), results of operations or prospects of the Business (other than changes in the ordinary course of business consistent with past practice, none of which changes, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect);

          (b) any change in the salaries or other compensation payable or to become payable to, or any advance (excluding advances for ordinary business expenses) or loan to, any Employee (other than normal merit increases made in the ordinary course of business and consistent with past practice), or change or addition to, or modification of, other benefits (including any bonus, profit-sharing, pension or other plan) to which any of the Employees may be entitled, or any payments to any pension, retirement, profit-sharing, bonus or similar plan except payments in the ordinary course of business and consistent with past practice, or any other payment of any kind to or on behalf of any Employee other than payment of base compensation and reimbursement for reasonable expenses in the ordinary course of business consistent with past practice;

          (c) any incurrence, assumption or guarantee of any obligation or liability (absolute, accrued, contingent or otherwise) other than any of the foregoing in the ordinary course of business consistent with past practice and which has not had and could not reasonably be expected to have a Material Adverse Effect;

          (d) any discharge or satisfaction of any Liens against or in favor of the Business, or payment or satisfaction of any obligation or liability of or relating to the Business, (whether absolute, accrued, contingent or otherwise) other than (i) liabilities shown or reflected on the Interim Balance Sheet, or
(ii) liabilities incurred since the Interim Balance Sheet Date in the ordinary course of business consistent with past practice which have not had or could not reasonably be expected to have a Material Adverse Effect;

          (e) any change or any threat of any change in any of its relations with, or any loss or threat of loss of any of the suppliers, clients, customers or employees of the Business which, individually or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect, or any alteration in any material respect of the customary practices with respect to the collection of accounts receivable of the Business or payment of accounts payable of the Business or the provision of discounts, rebates or allowances;

          (f) any disposition of or failure to keep in effect any rights in, to or for the use of any Permit of the Business;

          (g) any modification, amendment or termination of any, or the entering into of any new, material contract, agreement, lease, plan or commitment to which Sellers are a party or by which they are bound or any cancellation, modification or waiver of any material debts or claims held by Sellers (including any such debts or claims of an Affiliate of Sellers) or any waiver of any other rights of Sellers, in each case in respect of a Contract or other Acquired Asset or Assumed Liability, or otherwise related to the Business;

          (h) any damage, destruction or loss affecting the Business in excess of $10,000, whether or not covered by insurance;

          (i) any change by Sellers in their method of accounting or keeping its books of account or accounting practice that relates to the Business, including any change in any assumptions underlying or methods of calculating, any bad debt, contingency, tax or other reserves or any change in estimates or valuations;

          (j) any disposition of or failure to keep in effect any rights in, to or for the use of any of the Intellectual Property or any disclosure of any trade secret, process or know-how other than in the ordinary course of business (except to representations of Buyer);

          (k) any sale, transfer or other disposition of any assets, properties or rights of the Business, except sales of inventory in the ordinary course of business consistent with past practice;

          (l) any dividend, distribution or payment (including the declaration or setting aside therefor, or agreement with respect thereto) in respect of its partnership units or equity securities or redemption, repurchase or acquisition (or agreement with respect thereto) of any of its partnership units or equity securities, or the payment of any Intercompany Payables, in each case, relating to the Acquired Assets;

          (m) any commitments or agreements for capital expenditures or capital additions or betterments relating to the Business exceeding in the aggregate $10,000, except such as may be involved in the ordinary repair, maintenance or replacement of its assets not exceeding in the aggregate $20,000;

          (n) any payment, distribution, loan or advance of any amount to, or sale, transfer or lease of properties or assets (real, personal, or mixed, tangible or intangible) to, or the entering into of any agreement or arrangement with, any officers or directors of Sellers or any other Affiliate of Sellers (or any of its officers or directors), or any "Associate" (as such term is defined
                                           ---------
in Rule 405 under the Securities Act of 1933, as amended) of any of the foregoing Persons;

          (o) any mortgage, pledge or subjection to Lien of any kind of any assets, tangible or intangible, of the Business; or

          (p) any material transaction, agreement or event outside the ordinary course of the conduct of the Business, including any agreement by Sellers or any Affiliate of Sellers to compensate any Employee in any manner upon or with respect to the consummation of the transactions contemplated at Closing.

     2.7. Contracts.  Schedule 2.7 hereto contains a list of the following
          ---------   ------------
contracts and other agreements (written or oral) relating to the Business or by which Sellers or any assets or properties of the Business (including any Acquired Assets or Assumed Liabilities) are bound or affected:

         (a) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, inventory, products, or other personal property, or for the furnishing or receipt of services, the performance of which (i) will extend over a period of more than one year, (ii) has resulted in a loss to the Business in excess of $20,000 or (iii) will involve aggregate consideration in excess of $40,000;

          (b)  any agreement (or group of related agreements) for the lease of
(i) personal property to or from any Person providing for lease payments in excess of $40,000 per annum or (ii) real property to or from any Person;

          (c) any agreement concerning a partnership, joint venture, franchising or similar arrangement;

          (d) any agreement (or group of related agreements) under which the Business has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation or other agreement under which any of the assets or properties of the Business (tangible or intangible) are subject to a Lien;

          (e) any agreement which restricts by its terms Sellers or the Business from carrying out their business anywhere in the world or from competing with any Person;

          (f) any profit sharing, deferred compensation, severance, termination, retention or other similar plan, agreement or arrangement for the benefit any Employee or Former Employee (other than the Benefit Plans);


          (g) any agreement for the employment of any individual on a part-time, consulting, or other similar basis providing annual compensation in excess of $50,000 or any consulting agreement with a term greater than three months or any agreement providing severance benefits;

          (h) any agreement otherwise material to the Business, or under which the consequences of a default or termination could reasonably be expected to have a Material Adverse Effect;

          (i) any license or similar agreement for Intellectual Property, whether as licensee or licensor (or both);

          (j) any agreement with any Affiliate of Sellers or any of the other Persons referred to in Section 2.6(n);

          (k) any labor agreement (including any side agreements thereto) with any union or recognized collective bargaining agent relating to the Business;

          (l)  any agreement to indemnify or hold harmless;

          (m) any agreement which requires the consent of any contracting party as a condition of their valid assignment to Buyer; and

          (n) any other agreement (or group of related agreements) not otherwise described in paragraphs (a) - (m) above and continuing over a period of more than six months from the date hereof or exceeding $40,000 in value, or entered into outside of the ordinary course of business or where the consequences of a breach or default, or the termination, expiration or cancellation thereof, could reasonably be expected to have a Material Adverse Effect.

Sellers have delivered or made available to Buyer a correct and complete copy of each written agreement listed in Schedule 2.7 and a written summary setting
                                 ------------
forth the terms and conditions of each oral agreement referred to therein. With respect to each Contract (whether or not disclosed, or required to be disclosed, in Schedule 2.7): (i) the agreement is legal, valid, binding, enforceable, and
   ------------
in full force and effect; (ii) neither any Sellers, nor, to Sellers' knowledge, any other party thereto, is in breach or default, and no event has occurred (or is likely to occur) which with notice or lapse of time (or both) would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (iii) no party has repudiated or, to Sellers' knowledge, threatened to repudiate any provision of the Contract.

     2.8. Permits and Compliance With Laws.
          --------------------------------

          (a) Sellers possess and are in compliance in all material respects with all Permits required to operate the Business and own, lease or otherwise hold the Acquired Assets under all applicable laws, rules, regulations, ordinances and codes. Sellers have conducted the Business and are now doing so in compliance with all applicable laws, zoning, building and similar laws, rules, regulations, ordinances, codes, judgments and orders (including the Occupational Safety and Health Act and the rules and regulations thereunder ("OSHA") and the Americans with Disabilities Act and the rules and regulations
--------
thereunder. All such Permits are listed on Schedule 1.1(b)(viii) hereto. All
                                           ---------------------
operation of the Business are in full force and effect, and there are no proceedings pending or, to Sellers' knowledge, threatened that seek the revocation, cancellation, suspension or any adverse modification of any such Permits presently possessed by Sellers. Except as set forth on Schedule 2.8(a), on the Closing Date, the Permits in full force and effect which will be transferred to Buyer will constitute all of the Permits required under applicable law and regulation for Buyer's possession, ownership and use of the Acquired Assets and operation of the Business.

          (b)  Other than as disclosed on Schedule 2.8(b), no notice, citation,
                                          ---------------
summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or, to Sellers' knowledge, threatened, by any Authority or other Person with respect to any alleged (i) violation by Sellers, any Affiliate of Sellers or any other Person relating to the Business of any law, ordinance, rule, regulation, code or order of any Authority; or (ii) failure by Sellers, any Affiliate of Sellers or any other Person to have any Permit required in connection with the conduct of the Business or otherwise applicable to the Business. Except as may be otherwise disclosed on Schedule 2.8(b), Sellers have no knowledge of any claims or
             ---------------
violations of any such law, regulation, ordinance, order, covenant, condition, restriction or easement. Except as may be otherwise disclosed on Schedule
                                                                 --------
2.8(b), there is no proceeding pending or, to Sellers' knowledge, threatened
------
which is reasonably likely to adversely affect, the Acquired Assets, the zoning classification in effect or Sellers' right to own, operate and occupy the Real Estate and use and possess the other Acquired Assets in the manner in which they currently own, operate and occupy the Real Estate and use and possess the other Acquired Assets, and no zoning, building or similar law, regulation, ordinance or order is, or on the Closing Date will be, violated in any material respect.

     2.9. Environmental Matters.
          ---------------------

          (a)  (i)  Except as disclosed on Schedule 2.9(a), Sellers hold and are
                                           ---------------
in compliance with all environmental permits, certificates, licenses, approvals, registrations and authorizations ("Environmental Permits") required under all
                                   ---------------------
Environmental Laws in connection with the Business (which shall include for purposes of this Section 2.9 and the definition of Environmental Liability, any
                 -----------
predecessor operations), and all of such Environmental Permits are in full force and effect. All such Environmental Permits are listed on Schedule 2.9(a) and any
                                                         ---------------
that are not transferable are so designated. Sellers have complied with, and are not in violation of, the applicable environmental statutes, laws, rules, regulations, ordinances, notices, orders and decrees of any Authority, including those relating to Hazardous Substances and health and safety as in effect as of the time hereof ("Environmental Laws") in connection with the Business.
                  ------------------

          (ii) Sellers have made timely application for renewals of all such Environmental Permits as are to expire, such that all Environmental Permits will remain in full force and effect and no Environmental Permit will be permitted to lapse prior to Closing. Sellers have or will prepare and file all applications for the transfer of Environmental Permits in adequate time for transfer to occur at Closing.

          (b)  In connection with the Business or the Acquired Assets:

          (i)  Except as set forth on Schedule 2.9(b)(i), no notice, citation,
                                      ------------------
summons or order has been issued, no complaint has been filed, no penalty has been assessed no judgment, decree or order is outstanding and no investigation or review is pending or to Sellers' knowledge threatened by any Authority or other entity: (A) with respect to any alleged violation of any Environmental Law; or (B) with respect to any alleged failure to have any required

Environmental Permit; or (C) with respect to any use, possession, generation, treatment, storage, recycling, transportation or disposal or arrangement for disposal (collectively "Management") of any hazardous or toxic or polluting
                        ----------
substance or waste, contaminant or pollutant, including petroleum products, PCBs, asbestos containing materials and radioactive materials ("Hazardous
                                                                ---------
Substances").
----------

     (ii)  Except as set forth on Schedule 2.9(b)(ii), Sellers (including for
                                  ------------------
purposes of this Section 2.9(b), Affiliates of Sellers) have not received any request for information, notice of claim, demand or notification that they are or may be potentially responsible with respect to any investigation or clean-up of any threatened or actual Release (as defined below) of any Hazardous Substance.

     (iii) Except as set forth on Schedule 2.9(b)(iii), no polychlorinated
                                  --------------------
biphenyls ("PCBs") or asbestos-containing materials are present at any property
            ----
owned, operated or leased by Sellers, nor are there any underground storage tanks, active or abandoned, at any property now or when owned, operated or leased by Sellers.

     (iv)  Except as set forth on Schedule 2.9(b)(iv), no Hazardous Substance
                                  -------------------
Managed by Sellers has come to be located at any site which is listed or proposed for listing under the Comprehensive Environmental Response, Compensation and Liability of Act of 1980, as amended, ("CERCLA"), on the
                                                         ------
Comprehensive Environmental Response Compensation Liability Information System list, as established under CERCLA ("CERCLIS"), or on any similar state list, or
                                    -------
which is the subject of federal, state or local enforcement actions or other investigations which may lead to claims against Sellers or Buyer for clean-up costs, remedial work, damages to natural resources or for personal injury claims, including, but not limited to, claims under CERCLA.

     (v)   Except as set forth on Schedule 2.9(b)(v), no Hazardous Substance has
                                  ------------------
been released, spilled, leaked, discharged, disposed of, pumped, emitted, emptied, injected, leached, dumped or allowed to escape ("Released") at, on,
                                                          --------
about or under any property now or when owned, operated or leased by Sellers nor, in the case of property formerly owned, operated or leased, to the knowledge of Sellers, at any other time; nor, to the knowledge of Sellers, has any Hazardous Substance been Released at any property adjacent to any of the Real Estate. No such property is listed or proposed for listing on the National Priority List promulgated pursuant to CERCLA, on CERCLIS or on any similar state list of sites requiring investigation or clean-up.

     (vi)  Except as set forth on Schedule 2.9(b)(vi), Sellers are not required
                                  -------------------
to place any notice or restriction relating to the presence of Hazardous Substance in the deed to any property owned by them or in any written instrument accompanying this Agreement, and no property now or previously owned by any Sellers has such notice or restriction in its deed or any other written instrument relating to the purchase, lease or rental of such property.

     (vii) Except as listed in Schedule 2.9(b)(vii), and heretofore provided to
                               --------------------
Buyer, there have been no environmental inspections, investigations, studies, audits, tests, reviews or other analyses conducted in relation to any Business property or facility, including the Real Estate, which are in the possession or control of Sellers.

           (viii) Sellers know of no facts or circumstances related to environmental matters concerning their properties, the Real Estate or the Business that could lead to any future environmental claims, liabilities or responsibilities for any Sellers or Buyer. Sellers have not assumed by contract or operation of law any environmental liabilities of any person relating to the Business, Acquired Assets or Real Estate.

     2.10. Consents.  Except as specified in Schedule 2.10, no consent, approval
           --------                          -------------
or authorization of, or registration or filing with, any Authority or other Person is required in connection with the execution, delivery and performance of this Agreement or the Transaction Documents, or the consummation of the transactions contemplated hereby or thereby.

     2.11. Title.  Sellers have and will convey to Buyer at Closing (by general
           -----
warranty deed in the case of real property owned in fee by Sellers and general warranty assignments in the case of leasehold real property interests held by Sellers ("Leasehold Property")) indefeasible, good and valid title to all of the
          ------------------
Acquired Assets constituting personal property and good, valid and marketable fee simple absolute title and interest to all of the Acquired Assets constituting real property (other than Leasehold Property) and a good, valid and marketable leasehold interest in all Leasehold Property, subject only to the Permitted Exceptions. None of the Acquired Assets is subject to any Lien (including any restriction, encumbrance, tenancy, license, encroachment, covenant, right of way, easement, or any other matter affecting title), except
(a) in the case of real property, minor imperfections of title, none of which, individually or in the aggregate, materially detracts from the value of or impairs the use of the affected parcel or impairs any operations of the Business or the ability of Buyer to obtain direct or indirect financing for the Acquired Assets, and all of which are disclosed on Schedule 2.11 hereto, (b) in the case
                                          -------------
of real property, Liens for current real estate Taxes not yet due and payable,
(c) as to the Leasehold Property only, the terms and conditions of the leases (the "Leasehold Property Leases") with respect thereto, all of which Leasehold
      -------------------------
Property Leases are identified on Schedule 1.1(b)(i) hereto, and (d) with
                                  ------------------
respect to leased or licensed personal property, the terms and conditions of the lease or license applicable thereto, (collectively, the "Permitted Exceptions").
                                                         --------------------
Sellers have prior to the date of this Agreement delivered to Buyer, to the extent possessed by Sellers or any of their Affiliates, true, correct and complete copies of all existing title reports, title insurance policies and commitments therefor, surveys, licenses, certificates of occupancy, plans, specifications and permits, leases and subleases, and all other documents, instruments and agreements affecting title to or pertaining to the Real Estate.

     2.12. Real Estate.
           -----------

          (a)  Schedule 1.1(b)(i) hereto sets forth a correct list and summary
               ------------------
descriptions of all real property (including the Real Estate) constituting any part of the Acquired Assets or otherwise owned (beneficially or of record), operated or leased now or previously by Sellers in the conduct of the Business, and identifies the current zoning of such real property, all surveys and title insurance policies in Sellers' possession covering any of, and all leases (whether as tenant or landlord) relating to, such properties (including the Leasehold Property Leases). All structures and other improvements on such properties are within the lot lines and do not encroach on the properties of any other Person. At Closing, Sellers will provide Buyer with originals of all available certificates of occupancy and certificates of zoning compliance for the Real Estate.

Sellers have not received any notice for assessments for public improvements against any real property (including the Real Estate) constituting any part of the Acquired Assets or otherwise owned or needed in the conduct of the Business which remains unpaid, and no such assessment has been proposed. There is no pending condemnation, expropriation, eminent domain or similar proceeding affecting all or any portion of any of such properties and, to Sellers' knowledge, no such proceeding is contemplated or threatened. None of the Real Estate is located within or abuts a 100-year floodplain or body of water, tideland, wetland, marshland or other area subject to state, federal or local regulation, control or protection. The water, gas, electricity and other utilities serving the Real Estate are adequate to service the normal operations of the Real Estate and are not subject to any pending or, to Sellers' knowledge, threatened suspension, reduction or moratorium.

          (b) Sellers have obtained all authorizations, Permits and rights of way, including proof of dedication, which are necessary to ensure vehicular and restrictions on entrance to or exit from the Real Estate to adjacent public streets and, to Sellers' knowledge, no conditions which will result in the termination of the present access from the Real Estate to existing highways and roads.

          (c) Sellers have not received notice from any Authority that the assessed value of the Real Estate has been determined to be greater than that upon which county, township or school tax was paid for the 2000 tax year applicable to each such tax, or from any insurance carrier of Sellers or their Affiliates of fire hazards with respect to the Real Estate.

          (d) Except as set forth in Schedule 2.12(d), Sellers are in actual, exclusive possession of the Real Estate.

          (e) No portion of any of the owned real property constituting any part of the Real Estate is subject to a special ad valorem tax valuation or rate that will be lost as a result of the transfer to Buyer pursuant to the provisions hereof.

          (f) The Real Estate and the use thereof by Sellers in connection with the Business as currently used and consistent with past practice complies with all covenants, easements and restrictions of record affecting such Real Estate.

          (g) Sellers are lessee under Leasehold Property Leases, and no party other than Sellers has any right to possession, occupancy or use of any of the leased real property. Except as set forth in Schedule 2.12(g), the basic rent,
                                             ---------------
all additional rent and all other charges and amounts payable under the Leasehold Property Leases by the lessee thereunder have been paid to date. All work required to be performed under the Leasehold Property Leases by the lessors thereunder or by Sellers has been performed in all material respects, and, to the extent that Sellers are responsible for payment of such work, has been fully paid for, whether directly to the contractor performing such work or to such lessor as reimbursement therefor, except for items which Sellers are disputing in good faith (which items are set forth on Schedule 2.12(g)).
                                            ----------------

          (h)  Except as set forth on Schedule 2.12(h), there are no brokerage
                                      ----------------
commissions or finder's fees due from Sellers which are unpaid with regard to any of the

Leasehold Property Leases or the Leasehold Property, or which will become due at any time in the future with regard to the Leasehold Property Leases or the Leasehold Property.

           (i)  Except as set forth on Schedule 2.12(i), there have been no
                                       ----------------
casualties which could result in the termination of any of the Leasehold Property Leases.

           (j)  Except as set forth on Schedule 2.12(j), (i) no consent of any
                                       ----------------
 of the lessors under any of the Leasehold Property Leases is required by reason of any of the transactions contemplated by this Agreement, and (ii) none of the rights of Sellers under any of the Leasehold Property Leases will be impaired by the consummation of the transactions contemplated by this Agreement and all of such rights will be enforceable by the Buyer after the Closing Date, to the same degree as by Sellers prior to the Closing Date without the consent or agreement of any other party.

           (k) Except as set forth on Schedule 2.12(k) Sellers have not received any written or, to the Sellers' knowledge, oral notice or order from any governmental authority, insurance company which has issued a policy with respect to any of the Real Estate or any board of fire underwriters or other body performing similar functions or any other Person which (a) relates to or alleges a violation of or nonconformity with any zoning, building, safety, subdivision, wetlands or other similar law, code, rule, regulation, ordinance, permit, license, certificate, covenant, restriction or condition with respect to any of the Real Estate or the use thereof which violation of nonconformity could reasonably be expected to have a material adverse effect upon the value of, or a material impairment of the use of, or the conduct of business at, any one or more of the individual parcels of Real Estate so affected, or (b) requests the performance of any material repairs, alterations or other work that have not yet been cured or performed, as applicable.

           (l) Other than the Real Estate, no other real estate or rights, titles, estates or interest therein is necessary to the conduct of the Business as currently conducted and consistent with past practice.

           (m) Other than the Cellco Lease (as defined herein), there are no leases affecting any owned real property of the Business that contain purchase rights or rights of first refusal in favor of the lessees thereunder or any other third parties.

     2.13. Taxes.
           -----

           (a) All of Sellers and their Affiliates have (i) filed all returns and reports for Taxes, including information returns, that are required to have been filed, (ii) paid all Taxes that are required to be paid with respect to such returns or reports and (iii) paid all other Taxes for which a notice of assessment or demand for payment has been received. All such returns or reports have been prepared in accordance with all applicable laws and requirements and accurately reflect the taxable income (or other measure of Tax) of Sellers, or, if applicable, the Affiliate of Sellers or any group of which such Sellers or any such Affiliate is a member. None of the assets of the Business or constituting any of the Acquired Assets (i) is property that is required to be treated as owned by another person pursuant to the "safe harbor lease" provisions of former Section 168(f)(8) of the Code, (ii) is "tax-exempt use property" within the meaning of Section 168(h) of the Code or (iii) directly or indirectly secures any debt the interest of which is tax-exempt under Section 103(a) of the Code. Schedule 2.13 lists all jurisdictions in which Sellers have filed income,
      -------------
employment, sales and use and personal and real property tax returns with respect to the Business during the past three fiscal years. Sellers have delivered to Buyer copies of all notices of proposed adjustment, audit reports and similar communications received by Sellers or any of their Affiliates since January 1, 1998 that pertain to taxes related to the Business or the Acquired Assets. Except as set forth on Schedule 2.13, there are no Liens for Taxes on any of the Acquired Assets. There are no ongoing or, to Sellers' knowledge, threatened tax disputes with respect to the Business or Acquired Assets that could affect Buyer's responsibility for Taxes related to the Business or Acquired Assets following the Closing Date.

            (b) Sellers and their Affiliates have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other person.

            (c)     As used herein "Taxes" and "Tax" mean any federal, state,
                                    -----       ---
local and foreign income, payroll, withholding, excise, sales, use, personal property, use and occupancy, business and occupation, mercantile, real estate, gross receipts, license, employment, severance, stamp, premium, windfall profits, social security (or similar unemployment), disability, transfer, registration, value added, alternative, or add-on minimum, estimated, or capital stock and franchise and other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not.

     2.14.  Intellectual Property Rights.
            ----------------------------

            (a)     Schedule 1.1(b)(vi) contains a complete and accurate list of
                    -------------------
all patents and patent applications, trademarks, service marks, trade names, and registrations and applications for registration of industrial designs, copyrights, mask works, trademarks, service marks, trade dress and domain names used or held for use by the Sellers in the conduct of the Business, specifying as to each such item, as applicable: (i) the owner of the item, (ii) the jurisdictions in which the item is issued or registered or in which any application for issuance or registration has been filed, (iii) the respective issuance, registration, or application number of the item, (iv) the date of application and issuance or registration of the item, and (v) expiration of such items.

            (b)     Schedule 1.1(b)(vi) also contains a complete and accurate
                    -------------------
list of all material licenses, sublicenses, consents and other agreements (whether written or otherwise) (i) pertaining to any Intellectual Property used by Sellers in the conduct of the Business, and (ii) by which Sellers license or otherwise authorize a third party to use such Intellectual Property. Neither the Sellers, nor to Sellers' knowledge, any other party are in breach of or default under any such license or other agreement and each such license or other agreement is now, and immediately following the Closing shall be, valid and in full force and effect. No Intellectual Property is used pursuant to a license from a third party or licensed to a third party except as indicated in Schedule
                                                                       --------
1.1(b)(vi).
----------

            (c)     Except as explicitly indicated in Schedule 1.1(b)(vi), the
                                                      -------------------
Sellers own or are licensed or otherwise have the right to use all Intellectual Property necessary for the operation of Business as currently conducted. No Intellectual Property other than the Intellectual Property comprising part of the Acquired Assets is required to conduct the Business in the ordinary course consistent with past practices.

            (d) All of the patents and all of the registrations of trademarks, service marks, industrial designs, mask works, domain names and copyrights listed in Schedule 1.1(b)(vi) are valid and in full force and effect
                     -------------------
and are held of record in Sellers' names free and clear of Liens and are not the subject of any cancellation or reexamination proceeding or any other proceeding challenging their extent or validity. Except as indicated in Schedule
                                                             --------
1.1(b)(vi), Sellers are the applicant of record in all applications listed in
----------
Schedule 1.1(b)(vi), and no opposition, extension of time to oppose,
-------------------
interference, rejection or refusal to register has been received in connection with any such application. Except as set forth in Schedule 1.1(b)(vi), (i) there
                                                  -------------------
is no pending or to Sellers' knowledge threatened litigation with respect to any Intellectual Property owned by Sellers or used in the Business, and (ii) no order, holding, decision or judgment has been rendered by any Authority, and no agreement, consent or stipulation exists to which Sellers or any of their Affiliates are a party or of which Sellers have knowledge, which would prevent Sellers or Buyer from using any Intellectual Property. Except as set forth in
Schedule 1.1(b)(vi), there is no pending or, to Sellers' knowledge, threatened
-------------------
objection or claim being asserted against Sellers or any of their Affiliates in any administrative or judicial proceeding or by any person with respect to the ownership, validity, enforceability or use of any Intellectual Property owned by Sellers or used in the Business or challenging or questioning the validity or effectiveness of any such ownership or license. Except as set forth in Schedule
                                                                       --------
1.1(b)(vi), Sellers have not infringed, diluted, misappropriated or otherwise
----------
violated any rights of any other Person with respect to any United States or foreign patents, industrial design rights, trademarks, trade names, service marks, copyrights, mask works, trade dress, trade secrets or any other Intellectual Property rights in its operation of the Business, nor are Sellers aware of any infringement, dilution, misappropriation or other violation which will occur as a result of the continued operation of the Business as now conducted. Except as set forth in Schedule 1.1(b)(vi), Sellers are not aware of
                                  -------------------
any material infringement, dilution, misappropriation or other violation by any Person of any Intellectual Property owned by Sellers or used in the Business.

            (e)     Except as set forth in Schedule 2.14(e), to the knowledge of
                                           ----------------
Sellers, none of the material trade secrets, know-how or other confidential or proprietary information of the Business has been disclosed to any person unless such disclosure was necessary and done in a reasonable manner to protect the confidential nature of such disclosure.

            (f)     Sellers warrant that, except as otherwise disclosed on
Schedule 1.1(b)(vi), if Buyer operates the Business after the Closing in the
-------------------
same manner as Sellers operated the Business before the Closing, Buyer will not be required to pay any royalties or other fees (other than normal maintenance and filing fees) to third parties or be subject to any other obligations or restrictions on or for the use of Intellectual Property or other know-how related to the Business.

            (g)     Except as set forth on Schedule 2.14(g), all computer
                                           ----------------
software used in the Business (i) is capable of accurately processing, calculating, manipulating, storing and exchanging date/time data, and, to the Sellers' knowledge, (ii) contains no viruses, disabling code, trap doors, "worms," cancelbots or other anomalies that would or could reasonably be expected to impair the operations of the Business.

            (h)     As used herein, the term "Intellectual Property" means with
                                              ---------------------
respect to the Business (i) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (ii) all trademarks, service marks, trade dress, logos, domain names, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (iii) all material copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (iv) all mask works and all applications, registrations and renewals in connection therewith, (v) all industrial designs and all applications, registrations and renewals therewith, (vi) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (vii) all computer software and electronic files owned or licensed by Sellers and used in the Business (including all content and scripts used in the website BUYMETALCASTINGS.com, and all data and related documentation and object and source code to the extent that Sellers own or have rights to such source code),
(viii) all other proprietary intellectual property rights, (ix) all copies, whether in magnetic format or hard copy, and tangible embodiments thereof (in whatever form or medium) and (x) all rights of action arising therefrom, all claims by reason of infringement thereof, and the right to sue and collect damages for such infringement.

     2.15.  Inventory. The inventory of Sellers relating to the Business and
            ---------
reflected on the Interim Balance Sheet (including the Inventory) is carried at not in excess of the lower of cost or net accounting book value, the cost thereof being determined on the basis of standard cost as set forth on Schedule
                                                                       --------
2.15; was acquired and maintained in the ordinary course of business; and is of
----
good and merchantable quality. Except as set forth on Schedule 2.15, to Sellers'
                                                      -------------
knowledge, Sellers have not received notice of any liability or obligation with respect to the return of inventory in the possession of wholesalers, retailers or other customers. Schedule 2.15 contains a copy of Sellers' standard warranty
                    -------------
and return policy in respect of the Business.

     2.16.  Accounts Receivable. The accounts receivable of Sellers arising from
            -------------------
the Business as set forth on the Financial Statements or arising since the Interim Balance Sheet Date are valid and genuine; have arisen solely out of bona fide sales and deliveries of goods, performance of services and other business transactions in the ordinary course of business consistent with past practice; are not subject to valid defenses, set-offs or counterclaims; and will be collected within 90 days after the billing at the full recorded amount thereof less, in the case of accounts receivable appearing on the Interim Balance Sheet, the recorded allowance for collection losses on the Interim Balance Sheet. The allowance for collection losses on the balance sheets included in the Financial Statements has been determined in accordance with GAAP consistent with past practice. Buyer shall use its best efforts consistent with past practices of the Business' efforts to collect such accounts receivable.

     2.17.  Labor Relations.
            ---------------

            (a)     Except as disclosed on Schedule 2.17(a) hereto: (i) no
                                           ----------------
Employee is or has been for the last three years represented by any union or other labor organization; (ii) in the past three years there has been no unfair labor practice charge pending or, to Sellers' knowledge, threatened against Sellers relating to any of the Employees or Former Employees; (iii) in the past three years there have been no negotiations or strikes, disputes, slow downs or stoppages relating to any of the Employees or the Business pending or, to Sellers' knowledge, threatened against or involving Employees or the Business;
(iv) for the past three years there has been no labor grievance relating to any of the Employees or Former Employees in any material respect and in excess of $500.00 and there is none pending; and (v) Sellers have not in the past three years experienced any work stoppage or other labor difficulty or organizational activity relating to any of the Employees or the Business.

            (b) There are no pending claims and for the past three years there has not been any claims against Sellers or the Business (whether under federal or state law, employment agreements or otherwise) asserted by any Employee or Former Employee as relates to the Business on account of or for (i) overtime pay, other than overtime pay for work done during the current payroll period; (ii) wages or salary for any period other than the current payroll period; (iii) any amount of vacation or sabbatical pay or pay in lieu of vacation or time off; or (iv) any violation of any statute, ordinance or regulation relating to minimum wages or maximum hours at work. To Sellers' knowledge, there are no such claims which have not been so asserted.

     2.18.  Employee Benefit Plans.
            ----------------------

            (a)     Schedule 2.18(a) lists the name, job title, current base
                    ----------------
salary or hourly wage, date of hire, 2001 vacation entitlement, social security number and assigned location of all salaried and hourly employees actively employed as of the Closing Date by Sellers or any of their Affiliates whose primary responsibilities relate to the Business, including any such individual on short-term disability or approved leave of absence who was so employed immediately before such disability or absence. All individuals included on
Schedule 2.18(a) are herein referred to as the "Employees." With respect to any
----------------                                ---------
Employee who is not actively employed due to short-term disability or approved leave of absence, Schedule 2.18(a) indicates the reason for such absence and the
                  ----------------
date such individual is reasonably expected to return to active employment. In the event that an Employee who is not actively employed at the time of Closing due to short-term disability or approved leave of absence, is, in the reasonable opinion of Buyer, unfit to return to active employment with Buyer within 30 days of the expected return date indicated on Schedule 2.18(a) or otherwise does not
                                         ----------------
commence active employment with Buyer within such 30 day period, such individual shall be considered a Former Employee for all purposes under this Agreement.

            (b)     Set forth on Schedule 2.18(b) is a true and complete list
                                 ----------------
(designated on a salary and hourly basis) of each (i) "employee benefit plan," as defined in Section 3(3) of ERISA (including any "multiemployer plan" as defined in Section 3(37) of ERISA) and (ii) all other pension, retirement, supplemental retirement, deferred compensation, excess benefit, profit sharing, employment, bonus, incentive, stock purchase, stock ownership, stock option, stock appreciation right, severance, salary continuation, termination, change-of-control, health, life, disability, group insurance, vacation, holiday, sick-day, sabbatical and fringe benefit plan, program, contract, or arrangement (whether written or unwritten, qualified or nonqualified, funded or unfunded, foreign or domestic and including any that have been frozen) maintained, contributed to, or required to be contributed to, by any Sellers or any of their Affiliates in respect of any Employee or Former Employee, or under which any Sellers or any of their Affiliates have any liability with respect to any Employee or Former Employee (the "Benefit Plans").
                                  -------------

            (c) As applicable with respect to each Benefit Plan, Sellers have delivered to Buyer, true and complete copies of (i) each Benefit Plan, including all amendments thereto, and in the case of an unwritten Benefit Plan, a written description thereof, (ii) all trust documents and insurance contracts relating thereto, (iii) the current summary plan description and each summary of material modifications thereto, (iv) the most recent annual report (Form 5500 and all schedules thereto) filed with the Internal Revenue Service ("IRS"), (v)
                                                                     ---
the most recent IRS determination letter and each currently pending application to the IRS for a determination letter, (vi) the most recent summary annual report, actuarial report, financial statement and trustee report, (vii) the most recent annual premium payment forms filed with the Pension Benefit Guaranty Corporation ("PBGC") and (viii) all records, notices and filings concerning IRS
              ----
or Department of Labor audits or investigations, "prohibited transactions" within the meaning of Section 406 of ERISA or Section 4975 of the Code and "reportable events" within the meaning of Section 4043 of ERISA.

            (d)     Except as otherwise disclosed with particularity on Schedule
                                                                        --------
2.18(d):
-------

                    (i) Sellers and each of their Affiliates are in material compliance with all laws applicable to the Benefit Plans including ERISA and the Code. Each Benefit Plan has been maintained, operated and administered in material compliance in all respects with its terms and any related documents or agreements and the applicable provisions of all laws including ERISA and the Code.

                    (ii) No Benefit Plan is now or at any time has been a "multiemployer plan" within the meaning of Section 3(37) of ERISA.

                    (iii) The Benefit Plans which are "employee pension benefit plans" within the meaning of Section 3(2) of ERISA and which are intended to meet the qualification requirements of Section 401(a) of the Code (each a "Pension Plan") now meet, and at all times since their inception have met the
 ------------
requirements for such qualification, and the related trusts are now, and at all times since their inception have been, exempt from taxation under Section 501(a) of the Code. All Pension Plans have received determination letters from the IRS to the effect that such Pension Plans are qualified and the related trust are exempt from federal income taxes and no determination letter with respect to any Pension Plan has been revoked nor, to the knowledge of Sellers, is there any reason for such revocation, nor has any Pension Plan been amended, or failed to be amended, since the date of its most recent determination letter in any respect which would adversely affect its qualification.

                    (iv) All contributions to, and payments from, any Benefit Plan which may have been required in accordance with the terms of such Benefit Plan or any related document and, when applicable, Section 302 of ERISA or
Section 412 of the Code, have been timely made. No Benefit Plan has incurred an "accumulated funding deficiency" within the meaning of Section 302 of ERISA or
Section 412 of the Code, nor has any waiver of the minimum funding standards of
Section 302 of ERISA or Section 412 of the Code been requested, or granted, with respect to any Benefit Plan.

                    (v) Each Benefit Plan subject to Title IV of ERISA has assets sufficient on a plan termination basis to be eligible on the Closing Date for standard termination pursuant to Section 4041 of ERISA without any additional contributions being made thereto. The PBGC has not instituted proceedings to terminate any Benefit Plan or to appoint a trustee or administrator of any such Benefit Plan, and no circumstances exist that constitute grounds under Title IV of ERISA for any such proceeding. There has been no "reportable event" within the meaning of Section 4043 of ERISA that has not been fully and accurately reported in a timely fashion, as required, or which, whether or not reported, would authorize the PBGC to institute termination proceedings with respect to any Benefit Plan. No liability under Title IV of ERISA has been incurred or is expected to be incurred that could result in liability to any Benefit Plan, Sellers or Buyer, other than for premiums pursuant to Section 4007 of ERISA that are not yet due.

                    (vi) There are no pending audits or investigations by any governmental agency involving the Benefit Plans, and to Sellers' knowledge no threatened or pending claims (except for individual claims for benefits payable in the normal operation of the Benefit Plans), suits or proceedings involving any Benefit Plan, any fiduciary thereof or service provider thereto, nor to the knowledge of Sellers is there any reasonable basis for any such claim, suit or proceeding.

                    (vii) Neither Sellers nor any of their Affiliates, nor any fiduciary, trustee or administrator of any Benefit Plan, have engaged in or, in connection with the transactions contemplated by this Agreement, will engage in any transaction with respect to any Benefit Plan which would subject any such Benefit Plan, Sellers, any of their Affiliates or Buyer to a tax, penalty or liability for a "prohibited transaction" under Section 406 of ERISA or Section 4975 of the Code. None of the assets of any Benefit Plan is invested in any property constituting "employer real property" or an "employer security" within the meaning of Section 407 of ERISA.

                    (viii) With respect to each Benefit Plan that is a "group health plan" within the meaning of Section 607 of ERISA and that is subject to
Section 4980B of the Code, Sellers and their Affiliates comply in all material respects with the continuation coverage requirements of the Code and ERISA.

                    (ix) Except as set forth on Schedule 2.18(d)(ix), no Benefit Plan provides benefits, including death or medical benefits, beyond termination of service or retirement other than (A) coverage mandated by law or
(B) death or retirement benefits under a Benefit Plan qualified under Section 401(a) of the Code. Neither Sellers nor any of their Affiliates have made a written or oral representation to any Employee or Former Employee promising or guaranteeing any employer paid continuation of medical, dental, life or disability coverage for any period of time beyond retirement or termination of employment.

                    (x) Sellers' execution of, and performance of the transactions contemplated by this Agreement will not constitute an event under any Benefit Plan that will result in any payment (whether as severance pay or otherwise), acceleration, vesting or increase in benefits with respect to any employee. No Benefit Plan provides for "parachute payments" within the meaning of Section 280G of the Code.

            (e)     As used herein,

                    (i)    "ERISA" means the Employee Retirement Income Security
                            -----
Act of 1974, as amended.

                    (ii)   "Former Employees" means all salaried and hourly
                            ----------------
employees previously employed by Sellers or any of their Affiliates whose primary responsibilities related to the Business but who are no longer so employed on the Closing Date, including any such individual receiving long term disability benefits.

            (f)     Contract Service Providers. Any individual who has provided
                    --------------------------
services to the Sellers or any of their Affiliates in connection with the Business and been classified for either payroll tax or employee benefit coverage purposes as an independent contractor has been properly so classified by Sellers to the extent required by applicable law. No taxing authority has any reasonable basis to assert that any withholding or payroll taxes are due but unpaid by Sellers or any of their Affiliates with respect to any such service provider, nor is there any reasonable basis for the US Internal Revenue Service, the US Department of Labor, any other governmental agency, or for any such service provider, or any beneficiary or dependent of any such service provider, to assert that any such service provider, is or at any relevant time was, a common law employee of Sellers or any of their Affiliates, or that any such service provider or any beneficiary or dependent of any such service provider, is entitled to participate in or receive benefits from, any Benefit Plan.

     2.19.  Absence of Undisclosed Liabilities. Except as disclosed in Schedule
            ----------------------------------                         --------
2.19 hereto, Sellers have no liabilities, either direct or indirect, matured or
----
unmatured or absolute, contingent or liquidated with respect to the Business, except:

            (a) those liabilities set forth on the Interim Balance Sheet and not heretofore paid or discharged; and

            (b) liabilities arising in the ordinary course of business under any Contract.

            (c) those liabilities that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

     2.20.  No Pending Litigation or Proceedings. Except as set forth on
            ------------------------------------
Schedule 2.20, there are no actions, suits, investigations or proceedings
-------------
pending against or, to Sellers' knowledge, threatened against Sellers or affecting the Business or any of the Acquired Assets before any court or arbitrator or Authority. Except as disclosed in Schedule 2.20 hereto, there are
                                                -------------
currently no outstanding judgments, decrees or orders of any court or Authority against Sellers, or any Affiliate of Sellers, which relate to or arise out of the conduct of the Business or the ownership, condition or operation of the Business or the Acquired Assets.

     2.21.  Products Liability. Except as set forth on Schedule 2.21, there are
            ------------------                         -------------
no (a) liabilities, known or unknown, fixed or contingent, with respect to any products of Sellers or the Business that are based on a theory of strict product liability, negligence or other tort theories (as distinct from product warranty claims described in clause (b) below), or (b) liabilities of Sellers, known or unknown, fixed or contingent, which have been asserted, for the breach of any express or implied product warranty or any other similar claim with respect to any product manufactured or sold by Sellers (other than any claim based on standard warranty obligations made by Sellers in the ordinary course of the conduct of the Business to purchasers of Sellers' products). Schedule 2.21 sets
                                                             -------------
forth Sellers' standard warranty and return policies.

     2.22.  Projections. The forecasts and projections of future financial
            -----------
results supplied by Sellers to Buyer were prepared by Sellers in good faith based upon expectations and assumptions that Sellers believed, as of the date such forecasts and projections, were prepared to be reasonable.

     2.23.  Insurance.  Except as set forth in Schedule 2.23, Sellers have been
            ---------                          -------------
fully covered at all times in the last five years by insurance in scope and amount customary and reasonable for the business in which it is engaged and the liabilities it has incurred during such five year period. Schedule 2.23(a)
                                                          ----------------
contains a complete and correct list of all policies of insurance covering any of the Acquired Assets or the Business, true, correct and complete copies of which have been delivered or made available to Buyer. All such policies are in full force and effect. All premiums due on such policies have been paid in full. There is no default with respect to any provision contained in any such policy which could have an adverse affect upon the ability of the insured to collect insurance proceeds under such policy, nor has there been any failure by the insured to give any notice or present any claim under any such policy in a timely fashion or in the manner or detail required by the policy. No notice of cancellation or non-renewal with respect to, or disallowance of any claim under, any such policy has been received by any Seller. Schedule 2.23(b) sets forth
                                                 ----------------
the terms of the insurance settlement with respect to the February 14, 2001, fire and related damages at Seller's facility located in Baltimore, Maryland.

     2.24.  Relationship with Customers and Suppliers. Except as set forth on
            -----------------------------------------
Schedule 2.24, Sellers know of no written or oral communication, fact, event or
-------------
action which exists or has occurred within six months prior to the date of this Agreement, which would lead Sellers reasonably to believe that any current customer which accounted for more than 5% of the net sales of the Business for the immediately preceding 12-month period (including, for this purpose, any Affiliate of Seller) or any current supplier to Sellers of items material to the Business, which items cannot be replaced at comparable cost and the loss of which would likely have a Material Adverse Effect, will terminate or materially and adversely modify its business relationship with Sellers.

     2.25.  WARN Act.
            --------

            (a) Since the enactment of the WARN Act, Sellers have not effectuated (a) a "plant closing" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Business; or (b) a "mass layoff" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Business; nor have Sellers been affected by any transaction or engaged in layoffs or employment terminations with respect to the Business sufficient in number to trigger application of any similar state or local law. Except as set forth in
Schedule 2.25, none of Sellers' employees who are employed in connection with
-------------
the Business has suffered an "employment loss" (as defined in the WARN Act) within six months prior to date hereof.

            (b)     As used herein, "WARN Act" means the Worker Adjustment and
                                     --------
Retraining Notification Act, as codified at 29 U.S.C. (S)(S) 2102 - 2109, as amended.

     2.26.  Condition of Assets. The buildings, machinery, equipment, tools,
            -------------------
furniture, improvements and other tangible assets of the Business included in the Acquired Assets are in good operating condition and fit for the purposes for which they are used in the Business, subject to normal maintenance requirements and normal wear and tear reasonably expected in the ordinary course of business, and shall be maintained by Sellers in such good operating condition and repair as of the Closing Date so as to have the capacity to permit the operation of the Business.

     2.27.  Transactions with Related Parties. Except as described in Schedule
            ---------------------------------                         --------
2.27 since January 1, 2001, none of the Persons described in Section 2.6(n) has
----
or has had:

            (a) any contractual or other claims, express or implied, or of any kind whatsoever against Sellers or relating to the Business or the Acquired Assets or the Assumed Liabilities;

            (b) any interest in the Acquired Assets or any property or assets used by Sellers or in the Business; or

            (c) engaged in any other transaction with Sellers or the Acquired Assets (other than employment relationships at the salaries disclosed in Schedule 2.18(a) hereto).
   ----------------

     2.28.  Brokerage. Neither Sellers nor their Affiliates have made any
            ---------
agreement or taken any other action which might cause any Person to become entitled to a broker's or finder's fee or commission as a result of the transactions contemplated hereunder, except Robert W. Baird & Co, who shall be paid by Sellers.

     2.29.  All Assets. Except as set forth in Schedule 2.29, the Acquired
            ----------                         -------------
Assets include all assets, rights, properties and contracts the use of which is necessary to the continued conduct of the Business by Buyer substantially in the manner as it was conducted prior to the Closing Date, including, without limitation, all patterns and molds used in the conduct of the Business prior to the Closing Date.

     2.30.  Restrictions. Except as set forth in Schedule 2.30, Sellers are not
            ------------                         -------------
a party to any indenture, agreement, contract, commitment, lease, plan, license, Permit, authorization or other instrument, document or other understanding, oral or written, or subject to any charter or other restriction or any judgment, order, writ, injunction, decree or award which materially adversely affects or materially restricts or, to Sellers' knowledge, may in the future materially adversely affect or materially restrict, the business, operations, assets, properties, rights, prospects or condition (financial or otherwise) of the Business after consummation of the transactions contemplated hereby.

2.31.    Process of Sale.  Sellers solicited potential buyers of the Business
         ---------------
through an offering memorandum and related auction process coordinated by Sellers' financial advisor and the Sellers have used commercially reasonable efforts to obtain maximum commercial value for the Business. Sellers hereby confirm that Buyer submitted the highest final bid for the Business in connection with the process described in the preceding sentence. Schedule 2.31
                                                                 -------------
sets forth the names of such potential buyers and the materials supplied to each such potential buyer. Each potential buyer executed and delivered a confidentiality agreement in the form set forth in Schedule 2.31, and the
                                                   -------------
Sellers' and Sellers' financial advisor have used their best efforts to cause such potential buyers to return all materials furnished to them by Sellers, their representatives and financial advisor, or destroy such materials and provide Sellers a written confirmation of destruction.

     2.32.  Solvency. As of the date hereof and immediately following the
            --------
Closing, (i) the fair value of the assets of the Sellers, at a fair valuation, exceeds their respective debts and liabilities, subordinated, contingent or otherwise; (ii) the present fair saleable value of the property of the Sellers is greater than the amount that will be required to pay the probable liability of their respective debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured;
(iii) the Sellers are able to pay their respective debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) the Sellers do not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted.

     2.33.  Bank Approval. Sellers have provided to Buyer a true and correct
            -------------
copy of the agreement of Bank of America National Association and the other lenders under the Third Amended and Restated Credit Agreement dated as of October 30, 2000 consenting and approving of the execution of this Agreement and the consummation of the transactions contemplated hereby and releasing all the Acquired Assets (the "Bank Approval").
                      -------------

     2.34.  Opinion of the Sellers' Financial Advisor. The Board of Directors of
            -----------------------------------------
each Seller has received a written opinion of Robert W. Baird & Co., financial advisor to Sellers, dated the date of this Agreement to the effect that, as of such date, the Purchase Price to be received by the Sellers pursuant to this Agreement is fair to the shareholders of such Sellers from a financial point of view and such opinion has not been withdrawn, amended or modified in any material respect ("Fairness
                                                                  --------
Opinion"). A signed copy of such opinion shall be delivered to Buyer promptly
-------
after receipt thereof by the Sellers.

     2.35.  Disclosures.
            -----------

            (a) No representation or warranty made by Sellers in this Agreement, nor any statement, record, Disclosure Schedule pertaining to Article II of this Agreement or certificate furnished by Sellers to Buyer pursuant to this Agreement or the Transaction Documents contains any untrue statement of a material fact or omits any material fact necessary to make the statements contained herein or therein not misleading.

            (b) There is no fact, development or threatened development with respect to the markets, products, services, clients, customers, facilities, computer software, data bases, personnel, vendors, suppliers, operations, assets or prospects of the Business (i) which is actually known to Sellers and (ii) which could reasonably be expected to materially adversely affect the Business, other than such conditions as may affect as a whole the economy generally, and
(iii) which is not disclosed in this Agreement. Sellers have no reason to believe that any loss of any employee, agent, customer or supplier or other advantageous arrangement will result because of the consummation of the transactions contemplated hereby.

                                  ARTICLE III

                    Representations and Warranties of Buyer
                    ---------------------------------------

            Buyer represents and warrants to Sellers, as of the date hereof, as follows:

     3.1.   Organization.  Buyer is a limited liability company duly organized,
            ------------
validly existing and in good standing under the laws of the State of Delaware.

     3.2.   Authorization and Enforceability. Buyer has full corporate power and
            --------------------------------
authority to execute, deliver and perform this Agreement and the Transaction Documents to which Buyer is a party. The execution, delivery and performance by Buyer of this Agreement and the Transaction Documents to which Buyer is a party have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement has been, and as of the Closing Date the other Transaction Documents to which Buyer is a party will be, duly executed and delivered by Buyer. This Agreement is a legal, valid and binding obligation of Buyer, enforceable against it in accordance with its terms. As of the Closing Date, the Transaction Documents to be executed by Buyer hereunder will be legal, valid and binding obligations of Buyer, enforceable against it in accordance with their respective terms

     3.3.   No Violation of Laws or Agreements.  The execution, delivery and
            ----------------------------------
performance of this Agreement and the Transaction Documents do not, and the consummation of the transactions contemplated hereby and thereby will not, (a) contravene any provision of the

Operating Agreement of Buyer; (b) violate, conflict with, result in a breach of, or constitute a default (or an event which might, with the passage of time or the giving of notice, or both, constitute a default) under, or result in or permit the termination, modification, acceleration, or cancellation of, or result in the creation of any Lien of any nature whatsoever upon any assets of Buyer or give any other interests or rights therein under (i) any contract, agreement, indenture, mortgage, loan or credit agreement, license, instrument, lease, contract, plan, permit, or other instrument (written or oral) to which Buyer is a party, or by which Buyer may have rights or by which any of its assets may be bound or affected, or (ii) any judgment, injunction, writ, award, decree, restriction, ruling or order of any court, arbitrator or Authority, domestic or foreign, that is binding on Buyer or any constitution, law, ordinance, rule or regulation applicable to Buyer.

     3.4.    Brokerage. Neither Buyer nor its Affiliates has made any agreement
             ---------
or taken any other action which might cause any Person to become entitled to a broker's or finder's fee or commission as a result of the transactions contemplated hereby.

                                  ARTICLE IV

                                   Covenants
                                   ---------

     4.1.    Public Announcement. No party hereto shall make or issue, or cause
             -------------------
to be made or issued, any public announcement or written statement concerning this Agreement or the transactions contemplated hereby (except to the respective directors and officers of Buyer and Sellers) without the prior written consent of the other party (which will not be unreasonably withheld or delayed), unless counsel to such party advises that such announcement or statement may be required by law, in which case the other parties shall be advised and all parties shall use their good faith efforts to cause a mutually agreeable release or announcement to be issued.

     4.2.    Further Assurances. Sellers acknowledge that Buyer was provided
             ------------------
limited opportunity to perform diligence on the Business and in recognition of this, Sellers shall take such actions as are reasonably requested by Buyer in order to cure any reasonable errors or omissions which may occur in connection with Buyer's purchase of the Business pursuant to this Agreement and the Transaction Documents. Each Seller shall from time to time after the Closing, at Buyer's request, execute, acknowledge and deliver to Buyer such other instruments of conveyance and transfer and will take such other actions and execute such other documents, certifications, and further assurances as Buyer may reasonably require in order to vest more effectively in Buyer or to put Buyer more fully in possession of any of the Acquired Assets or better to enable Buyer to complete, perform and discharge any of the Assumed Liabilities. Each party shall cooperate and deliver such instruments and take such action as may be reasonably requested by the other party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby, including any reasonable action reasonably requested by the other party to assign and transfer the Permits and Environmental Permits to Buyer in accordance with Section 2.9.

     4.3.    Cooperation. Buyer, on the one hand, and Sellers, on the other
             -----------
hand, shall cooperate with each other and shall cause their Affiliates, officers, employees, agents and representatives to cooperate with each other to ensure the orderly transition of the Business from

Sellers to Buyer and to minimize the disruption to the Business resulting from the transactions contemplated hereby.

     4.4.    Use of Names and Logos. After the Closing, Buyer shall have the
             ----------------------
right to:

             (a)  sell the finished goods inventory purchased from Sellers;

             (b) use in the operation of the Business all labels and packaging materials purchased by Buyer; and

             (c) all such other logos, trademarks and trade identification of Sellers as are located at the Real Estate or on the Acquired Assets, provided, however, that Buyer shall not have the right to use any logo, trademarks or trade identification of "ABC-NACO," "ABC Rail," "NACO" or "National Castings," or any derivation thereof beyond 90 days after the Closing.

     4.5.    Employees.
             ---------

             (a) Buyer shall offer employment (at the base compensation and wage levels and on other terms and conditions as Buyer shall determine, subject to any applicable collective bargaining agreements) to each of the employees listed on Schedule 4.5(a) who are actively at work as of the Closing Date. All
          ---------------
such employees who accept Buyer's offer of employment and actually perform services for Buyer on or after the Closing Date are hereinafter referred to as the "Transferring Employees." The employment of the Transferring Employees with
     ----------------------
Buyer shall be considered effective and their employment by Sellers shall terminate and transfer to Buyer on the Closing Date, provided they first perform services for Buyer on that date or their first scheduled working day thereafter
 . Notwithstanding anything set forth below or herein to the contrary, (i) nothing in this Agreement shall create any obligation on the part of Buyer to continue the employment of any employee for any definite period following the Closing Date, and (ii) nothing in this Agreement shall preclude Buyer from altering, amending, or terminating any of its employee benefit plans, or the participation of any employees in such plans, at any time.

             (b) Except as otherwise required by the terms of any such plan or applicable law, or as provided under subsection (c) below, as of the Closing Date all Transferring Employees shall cease active participation in any employee benefit plan sponsored or maintained by Sellers.

             (c) Buyer will honor all accrued but unused vacation and sick days credited to each Transferring Employee under Sellers' applicable vacation and sick day plan(s), but only to the extent that such accrued but unused vacation and sick days are disclosed on Schedule 4.5(c) and on the understanding that the
                               ---------------
amount of such accrued but unused vacation and sick days will be reflected as an Assumed Liability on the Closing Balance Sheet prepared in accordance with
Section 1.6 hereof.

        (d)    Retirement Plans.
               ----------------

               (i) Effective as of the Closing or at such later time as is provided by by the Transition Services Agreement, Employees and Former Employees shall cease active participation in and accruing benefits under the Keokuk Steel Castings Inc. - National Castings, Inc. Merged Pension Plan For Hourly Employees and the ABC Rail Corporation Retirement and Disability Pension Plan (each a "Seller Defined Benefit Plan") and Seller will take, or cause to be taken, all such action as may be necessary to effect such cessation under each Seller Defined Benefit Plan as of the Closing. As soon as practicable after the Closing but not more than 30 days after the Closing, Buyer will take, or cause to be taken, all action as may be necessary to cause the Transferring Employees and with mutual agreement by Buyer and Sellers the former employees who are participants in any Seller Defined Benefit Plan as of the Closing (collectively, the "Transferred Participants") to become participants in a defined benefit pension plan or plans which meets the requirements for qualification under
Section 401(a) of the Code to be established by Buyer or one of its Affiliates (each a "Buyer Defined Benefit Plan") as of the Closing and which provides each of the Transferred Participants benefits which are substantially equivalent to those provided under the Seller Defined Benefit Plan(s) as of the Closing. Each of the Transferred Participants shall be granted as of the Closing under the Buyer Defined Benefit Plan credit for such Transferred Participant's service which was recognized under the terms of the applicable Seller Defined Benefit Plan as of the Closing for purposes of eligibility, vesting, retirement eligibility and, subject to the transfer of assets and liabilities contemplated by Subsection (ii) below, benefit accrual.

               (ii) Within 90 days after Closing, Buyer will determine whether a Buyer Defined Benefit Plan will accept a transfer of assets and liabilities from either Seller Defined Benefit Plan in respect of the Transferred Participants (the "Pension Transfer"). If Buyer agrees to such a transfer, then, upon satisfaction of the requirements of Subsection (iii) and
(iv) are fulfilled, Seller shall cause the Seller Defined Benefit Plan to transfer to the Buyer Defined Benefit Plan an amount (the "Pension Transfer Amount") in cash or in securities to be mutually agreed on by Seller and Buyer, in respect of the pension liabilities determined with respect to the Transferred Participants under the Seller Defined Benefit Plan as of the Closing. Such pension liabilities shall be determined as of the Closing as the present value of accumulated plan benefits as defined in Statement of Financial Accounting Standards No. 35, based on plan provisions in effect at Closing and applying assumptions used by Sellers which were used to determine the minimum funding requirements for the plan year ended June 30, 2,000, as described in the actuarial report for the Seller Defined Benefit Plan dated May, 2000; provided, however, that the Pension Transfer Amount will be not less than the greater of
(i) a total amount of assets equal to the amount required to make the transfer compliant in all respects with requirements of Section 414(l) of the Code or a percentage of the assets of each Seller Defined Benefit Plan equal to the percentage of the liabilities of such Seller Defined Benefit Plan assumed by a Buyer Defined Benefit Plan, determined on the basis of actuarial methods and assumptions mutually agreeable to Buyer and Sellers. Interest on the Pension Transfer Amount from the Closing Date to the date of transfer at a rate of 8.50% compounded annually shall be transferred along with the Pension Transfer Amount. The amount necessary to comply with

Section 414(l) of the Code shall be determined using actuarial assumptions mutually agreeable to Buyer and Sellers.

               (iii) Prior to any transfer of assets and liabilities, Buyer shall present Sellers with an opinion of counsel reasonably satisfactory to Sellers to the effect that each Buyer Defined Benefit Plan is in full force and effect, the Buyer Defined Benefit Plan complies with the applicable requirements set forth in Subsection (i) above, and the terms of the Buyer Defined Benefit Plan meet in all material respects the requirements of Section 401(a) of the Code (or can be timely amended to meet such requirements).

               (iv) Seller shall cause Seller's actuary to provide to Buyer, not more than 45 days after the Closing, a report with the Pension Transfer Amount determination, together with all information reasonably necessary to verify the accuracy of the determination of such amount. Buyer shall have the right to have Buyer's actuary review the determination of the Pension Transfer Amount and Buyer shall reply to Seller within 30 days of receiving Seller's report as to Buyer's opinion as to the accuracy of the calculations. If any differences between Buyer's and Seller's actuaries exist, Seller and Buyer shall work in good faith to resolve such differences. If any dispute cannot be resolved within 30 days of Buyer's reply to Seller, Buyer may decline to accept the Pension Transfer or Buyer and Seller shall within five days thereafter appoint a mutually acceptable actuary who shall review the calculations of Seller's and Buyer's actuaries and within 45 days after appointment render a final binding decision on the amount of the Pension Transfer Amount and who shall, in making such decision, be limited to either the position of Seller or Buyer. The cost of the mutually acceptable actuary shall be borne equally by Seller and Buyer. In connection with the procedure referred to herein, Seller and Buyer shall provide each other and the actuaries referred to herein access to the relevant business records and other relevant documents and shall permit the other party to consult with its employees and the employees of its Affiliates.

               (v) In transferring the assets and liabilities from any Seller Defined Benefit Plan to any Buyer Defined Benefit Plan, Buyer and its Affiliates and Seller and its Affiliates shall comply with all applicable requirements of Section 411(d)(6), 414(l) and 401(a)(12) of the Code. Buyer and its Affiliates shall, in the administration of each Buyer Defined Benefit Plan, comply with Section 411(d)(6), 414(l) and 401(a)(12) of the Code and regulations thereunder with regard to accrued benefits transferred from any Seller Defined Benefit Plan. Further, the applicable Buyer Defined Benefit Plan shall honor the provisions of the domestic relations orders that are contained in the personnel and pension files of the Employees and Former Employees which are delivered to Buyer and which previously have been determined qualified by Seller pursuant to
Section 206(d)(3) of ERISA and Section 414(p) of the Code, and shall administer such orders in accordance with the terms thereof. Notwithstanding anything to the contrary in this Subsection (v), Buyer reserves the right to amend, modify or suspend any Buyer Defined Benefit Plan at any time or from time to time or terminate the plan at any time.

               (vi) In connection with the implementation of this Section 4.5, Buyer and its Affiliates and Seller and its Affiliates shall cooperate in the exchange of information, the notification of affected employees and in the preparation of any documentation required to be filed with the IRS, Department of Labor, PBGC or any other applicable governmental agency.

               (vii) During the period from and after the Closing and prior to the date of the Pension Transfer any Seller Defined Benefit Plan may pay to Transferred Participants or their beneficiaries any benefits to which such persons are then entitled under that Seller Defined Benefit Plan and which were accrued under that plan prior to the Closing. In the event that any such payments are made, the Pension Transfer Amount and the liabilities related thereto shall be reduced by the amount of such payments.

               (viii) Except with respect to the liabilities that have been actually transferred to the Buyer pursuant to this Section 4.5, Seller shall retain all liability for the administration, management and funding of each Seller Defined Benefit Plan, and Purchaser shall have no such liability with respect to such Seller Defined Benefit Plan.

          (e) Buyer will cause the appropriate defined contribution plan maintained or adopted by Buyer to accept a transfer, by direct rollover within the meaning of section 401(a)(31) of the Code of the account balances held under any such Sellers plan for the benefit of Transferring Employees. Such transfer shall be made in cash, and notes evidencing loans from any such Sellers plan to a Transferring Employee, or such other assets as the trustee of Buyer's defined contribution plan shall agree to accept.

          (f)  Health and Welfare Plans. Buyer will provide health and welfare
               ------------------------
benefits to Transferring Employees and their dependents that are reasonably comparable, in the aggregate, to those provided to such Transferring Employees under Sellers' health and welfare plans on the Closing Date. Any Transferring Employee, or dependent thereof, shall become eligible to participate in Buyer's health and welfare plans without regard to any pre-existing condition limitation that did not apply to such Transferring Employee or dependent under Sellers' health and welfare plans. In addition, to the extent that Sellers provide the necessary information on a timely basis, Buyer will credit the Transferring Employees and their dependents with any amounts paid toward annual deductibles or co-pay or out of pocket limitations during the portion of the year preceding the Closing Date.

          (g) Sellers shall be liable for, and indemnify and hold Buyer harmless from, all claims, demands, costs or other liabilities, including reasonable attorneys' fees: (i) related to the employees of Sellers who do not become Transferring Employees; (ii) to the extent such liability arises from any action, event or course of conduct (except for any action, event or course of conduct by Buyer) that occurs prior to the Closing Date; or (iii) to the extent such liability arises under or relates to any employee benefit plan, program or arrangement of Sellers, or in the case of a plan assumed by Buyer under subsection (e) above, to the extent such liability arises out of any action, inaction or event occurring on or before the Closing Date, or conduct by Sellers.

          (h) Sellers shall be responsible for providing continuation coverage to employees (and their covered dependents) who do not become Transferring Employees and to Transferring Employees (and their covered dependents) under each of its applicable health plans with respect to all qualifying events under COBRA and comparable state law which occur before the Closing Date.

          (i) With respect to each Transferring Employee, Sellers shall retain the obligation and liability for any workers' compensation or similar workers' protection claims with respect to any such individual, whether incurred prior to, on or after the Closing Date which are the direct result of an injury or illness originating prior to or on the Closing Date.

          (j) Complete copies of the personnel records of Transferring Employees shall be transferred to Buyer on the Closing Date. In addition, Sellers shall provide all such additional information as Buyer shall reasonably request to implement the provisions of subsection (e) and (f) hereof, and will cooperate with Buyer, as Buyer shall reasonably request, to enable Buyer to provide the benefits described in those subsections.

          (k) No Transferring Employee or other current or former employee of Sellers, including any beneficiary or dependent thereof, or any other person not a party to this Agreement, shall be entitled to assert any claim hereunder.

          (l) Subject to any applicable legal restrictions, Buyer shall assume the Collective Bargaining Agreements listed on Schedule 4.5(k) hereto. Buyer
                                               ---------------
shall not be responsible, however, for any liabilities under such agreements arising from or relating to acts or omissions occurring prior to the Closing Date; such liabilities shall be solely Sellers' responsibility; and Sellers hereby agree to indemnify Buyer for and hold it harmless from any such liabilities (including Buyer's reasonable attorneys' fees).

          (m) Buyer shall have the right, in its sole discretion, subject only to compliance with applicable law and any applicable collective bargaining agreement, to amend, discontinue or terminate any employee benefit plan assumed, adopted or provided by Buyer for the benefit of any of Buyer's employees, including the Transferring Employees.

    4.6.  Taxes.
          -----

          (a) No election with respect to Taxes relating to or in any way affecting the Acquired Assets may be made or changed by Sellers after the date of this Agreement without the prior written consent of Buyer.

          (b) Sellers shall provide Buyer with a clearance certificate or other similar document or documents which may be required by any state or local taxing Authority in order to relieve Buyer of any obligation to withhold any portion of the Purchase Price or to relieve Buyer of any tax liability of Sellers.

          (c) Sellers and Buyer shall (i) each provide the other with such assistance as may reasonably be requested by either of them in connection with the preparation of any Tax return, any audit or other examination by any taxing authority or any judicial or administrative proceeding with respect to Taxes;
(ii) each retain and provide the other with any records or other information which may be relevant to such return, audit, examination or proceeding, and
(iii)
each provide the other with any final determination of any such audit or examination, proceeding or determination that affects any amount required to be shown on any Tax return of the other for any period (which shall be maintained confidentially). Without limiting the generality of the foregoing (and, without limiting the generality of Section 2.13 hereof), Buyer and Sellers shall retain, until the applicable statutes of limitations (including all extensions) have expired, copies of all Tax returns, supporting workpapers, and other books and records or information which may be relevant to such returns for all Tax periods or portions thereof ending before or including the Closing Date, and shall not destroy or dispose of such records or information without first providing the other party with a reasonable opportunity to review and copy the same.

          (d) Buyer and Sellers agree, with respect to persons who may be employed by both of them during the calendar year that includes the Closing Date, to follow the Standard Procedure set forth in Rev. Proc. 96-60, 1996-2 C.B. 399, whereby Buyer and Sellers shall be separately responsible for employment tax reporting for the portion of the year that such persons are employed by each of them. Sellers agree to provide Buyer with all employment tax information reasonably requested by Buyer in connection with Buyer's preparation and filing of employment tax returns for persons who are employed by both Buyer and Sellers for the calendar year that includes the Closing Date.

    4.7.  Confidentiality.
          ---------------

          (a) From and after the Closing, each Seller shall, and shall use their best efforts to cause each of their Affiliates and representatives to, keep confidential and not disclose to any other Person or use for his, her or its own benefit or the benefit of any other Person any Confidential Information. The obligations of Sellers under this Section 4.7 shall not apply to information which (i) is or becomes generally available to the public without breach of the commitment provided for in this Section; or (ii) is required to be disclosed by law, order or regulation of a court or tribunal or governmental authority; provided, however, in any such case, that Sellers subject to such requirement
--------  -------
shall notify Buyer as early as practicable prior to disclosure to allow Buyer to take appropriate measures to preserve the confidentiality of such information.

          (b)  For purposes of this Agreement, "Confidential Information" means
                                                ------------------------
all trade secrets, information, data, know-how, systems and procedures of a technical, sensitive or confidential nature in any form relating to the Business or customers of the Business, including without limitation, all business and marketing plans, marketing and financial information, pricing, profit margin, cost and sales information, operations information, forms, contracts, bids, agreements, legal matters, unpublished written materials, names and addresses of customers and prospective customers, information about employees, suppliers and other companies with which the Business has a commercial relationship, plans, methods, concepts, technical information, computer programs or software in various stages of development, passwords, source code listings and object codes.

     4.8.    Non-Competition.
             ---------------

             (a) Each Seller covenants and agrees that on and after the Closing until the fifth anniversary of the Closing Date (the "Restricted Period"), such Seller shall not, and shall cause their respective Affiliates to not, on a worldwide basis, engage, directly or indirectly, in the ownership, management, operation or control of, or be connected as an officer, director, employee, stockholder, consultant, advisor, partner, or otherwise, whether or not compensated for any of the foregoing with, any business which directly or indirectly competes with the Business as it exists as of the Closing Date. Ownership of stock of not more than 2% of the outstanding stock of any other publicly traded company shall not, in and of itself, be a violation of this
Section 4.8.

             (b) During the Restricted Period, neither Sellers nor their Affiliates shall (i) solicit, employ, retain as a consultant, interfere with or attempt to entice away from Buyer, any individual who is, has agreed to be or within one year of such solicitation, employment, retention, interference or enticement has been, employed or retained by Buyer, its Affiliates or any successor to any of the foregoing, or (ii) engage or participate in any effort or act to induce any customers, suppliers, associates, or independent contractors of Buyer, its Affiliates or any successor to any of the foregoing to cease doing business or their association or employment with Buyer, its Affiliates or any successor to the foregoing.

             (c) During the Restricted Period, Sellers shall refer all business inquiries Sellers receive related to the Business to Buyer.

             (d) The Restricted Period shall be tolled with respect to the Sellers and their respective Affiliates during any period of violation of this covenant not to compete by any of them and during any other period required for litigation during which Buyer seeks to enforce this covenant against any of Sellers or their Affiliates.

             (e)  In the event that any of the covenants contained in this
Section 4.8 shall be determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too long a period of time or over too large a geographical area or by reason of its being too extensive in any other respect, it shall be interpreted to extend only over the longest period of time for which it may be enforceable, and/or over the largest geographical area as to which it may be enforceable and/or to the maximum extent in all other aspects as to which it may be enforceable, all as determined by such court in such action.

             (f) The restrictive covenants contained in this Section 4.8 are each covenants independent of any other provision of this Agreement, and the existence of any claim which Sellers may allege against any other party to this Agreement, whether based on this Agreement or otherwise, shall not prevent the enforcement of these covenants. Each Seller acknowledges that Buyer is purchasing the goodwill of the Business and the covenants contained in this
Section 4.8 are essential to the protection of Buyer's investment in the Business and that Buyer would not purchase the Business but for these covenants. Each Seller agrees that a breach by any Seller of this Section 4.8 shall cause irreparable harm to Buyer and the Business and that Buyer's remedies at law for any breach or threat of breach of the provisions of this Section 4.8 shall be inadequate, and that Buyer shall be entitled to an injunction or injunctions to prevent breaches of this Section 4.8 and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which Buyer may be entitled at law.

     4.9.    Consolidation of Keokuk. Sellers shall cooperate and assist Buyer
             -----------------------
with the consolidation and related construction in connection with moving the operations of the Business' facilities located at or around Keokuk, Iowa, into the Hawkeye and Stonecontainer Facilities. In addition, Sellers shall cooperate and assist Buyer with moving all Acquired Assets located at facilities other than those in Keokuk, Iowa, Richmond, Texas, and Baltimore, Maryland.

     4.10.   Conduct of Business. From the date of this Agreement to the Closing
             -------------------
Date:

             (a) Sellers shall conduct, carry on and maintain and preserve the Business intact, maintain the inventory and insurance of the Business at adequate levels, comply with all material laws, preserve the goodwill of suppliers, customers and others having business relations with Sellers and maintain the Business, as well as Sellers' books of account, records and files related to the conduct of the Business and the Employees, all in the ordinary course of business and consistent with prior practice to make the same available to Buyer as of the Closing.

             (b) Sellers shall inform Buyer in writing of any event or circumstance that has or could reasonably be expected to have a Material Adverse Effect immediately and in no event later than three days after Sellers or any of their Affiliates has knowledge of such an event or circumstance.

             (c) None of Sellers, any Stockholder nor their respective Affiliates shall, without the prior written consent of Buyer, take or omit to take any action which if taken or omitted prior to the date hereof would constitute a breach of any representations or warranties set forth in this Agreement, or which would result in any of the occurrences or events set forth in Section 2.6 hereof.

     4.11.   Access, Information and Documents. Sellers shall allow Buyer and
             ---------------------------------
its representatives full and complete access during normal business hours and upon reasonable notice to the books, records, documents and facilities of Sellers, and will on the same condition use best efforts to endeavor to (a) make the officers, employees, contract employees, consultants, attorneys, agents, independent accounts and actuaries of the Sellers available to discuss such aspects of the business, financial condition or prospects of the Sellers as may be reasonably necessary and (b) provide full and complete access during normal business hours and upon reasonable notice to the facilities of third parties where manufacturing, warehousing or distributing of products or inventories of Sellers, or supplying of raw materials to the Sellers, is conducted. Sellers authorize Buyer to, and will cooperate so that Buyer may, obtain information concerning the Business, Acquired Assets and the Real Estate from all government agencies or Authorities having enforcement responsibility for environmental, health, safety, building and zoning and other laws and regulations.

     4.12    Negotiations.  Neither Sellers nor any of their affiliates, nor any
             ------------
of their respective officers, directors, employees, agents or representatives, will (i) solicit, initiate, participate in or encourage in any manner any discussions or negotiations regarding a possible sale of the Business with any party other than Buyer, (ii) provide any information regarding Sellers in connection with a sale of the Business with any party other than Buyer; or (iii) enter into any agreement with respect to a sale of the Business with a party other than Buyer, provided,
                                                                 --------
however, that the foregoing will not be deemed to preclude Sellers from sharing information with legal counsel, accountants and other representatives in connection with a sale of the Business with Buyer. Sellers confirm that they have terminated any discussions, arrangements or agreements with any other parties other than Buyer that were pending regarding a sale of the Business.

     4.13  Supplements to Disclosure Schedules.  As promptly as practicable
           -----------------------------------
after any event described below, Sellers will provide Buyer with a supplement or amendment to the Disclosure Schedules with respect to any matter, condition or occurrence hereafter arising which, if existing or occurring on the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedules. No supplement or amendment of such Disclosure Schedules shall be deemed to cure any breach of or alter any representation or warranty made in this Agreement so as to (a) permit the Closing to occur unless Buyer specifically agrees thereto in writing or (b) affect Buyer's rights to indemnification hereunder. Without limiting the foregoing, each Seller shall promptly inform Buyer, and Buyer will promptly inform Sellers, of any fact or event which comes to its attention, the existence of which constitutes or likely will constitute a breach of any of its representations or warranties in this Agreement.

     4.14  Mutual Covenants.  The parties mutually covenant from the date of
           ----------------
this Agreement to the Closing Date (and subject to the other terms of this Agreement, including Section 6.7 hereof):

          (a) to cooperate with each other in determining whether filings are required to be made or consents required to be obtained in any jurisdiction in connection with the consummation of the transactions contemplated by this Agreement and in making or causing to be made any such filings promptly and in seeking to obtain timely any such consents;

          (b) to use all reasonable efforts to obtain promptly the satisfaction (but not waiver) of the conditions to the Closing of the transactions contemplated herein (each party hereto shall furnish to the other and to the other's counsel all such information as may be reasonably required in order to effectuate the foregoing action); and

          (c) to advise the other party promptly if such party determines that any condition precedent to its obligations hereunder will not be satisfied in a timely manner.

     4.15 Filings and Authorizations.  Each of Sellers and Buyer will as
          --------------------------
promptly as practicable, make or cause to be made all such filings and submissions under laws, rules and regulations applicable to them or their Affiliates as may be required to consummate the terms of this Agreement.

                                   ARTICLE V

                              Conditions Precedent
                              --------------------

     5.1. Conditions Precedent to Obligations of Buyer.  The obligations of
          --------------------------------------------
Buyer to purchase the Acquired Assets and assume the Assumed Liabilities are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions (any one or more of which may be waived in writing in whole or in part by Buyer in its sole discretion):

          (a)  Performance of Agreements; Representations and Warranties.
               ---------------------------------------------------------
shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing, and the representations and warranties set forth in this Agreement made by each Seller shall be true and correct in all material respects on and as of the Closing Date (irrespective of any notice delivered to Buyer after the date hereof) with the same force and effect as though such representations and warranties had been made on, as of and with reference to the Closing Date (it being understood that, without limiting the generality of the foregoing, a breach in any respect of Section 2.6(a) hereof shall be deemed material). Buyer shall have been furnished with a certificate of Seller's President or Vice President, dated the Closing Date, certifying to the foregoing.

     (b)  Required Consents; Notice.  All statutory and regulatory consents and
          -------------------------
approvals which are required under the laws or regulations of the United States and other Authorities shall have been obtained and all other necessary and material consents and approvals of third parties or Affiliates of Sellers to the transactions contemplated hereby shall have been obtained.

     (c)  Licenses and Permits. The Permits set forth in Schedule 1.1(b)(viii)
          --------------------                            --------------------
shall have been renewed or be in effect and, if required, transferred or reissued to Buyer.

     (d)  Injunction; Litigation.  (i) No statute, rule, regulation or order
          ----------------------
court or Authority shall be in effect which restrains or prohibits the transactions contemplated by this Agreement or which would limit or adversely affect Buyer's ownership of all or any portion of the Acquired Assets, nor (ii) shall there be pending or threatened any litigation, suit, action or proceeding by any party which could reasonably be expected to limit or adversely affect Buyer's ownership of the Acquired Assets.

     (e)  Documents.  Sellers shall have delivered all of the certificates,
          ---------
instruments, contracts and other documents specified to be delivered by them hereunder (including applicable Transaction Documents), in form and substance reasonably satisfactory to Buyer.

     (f)  No Material Adverse Effect.  No Material Adverse Effect shall have
          --------------------------
occurred, nor shall any event or circumstance which could reasonably be expected to have a Material Adverse Effect have occurred.

          (g)  Third-Party Consents.  Sellers shall have delivered to Buyer all
               --------------------
third-party consents required in connection with the transactions contemplated by this Agreement to assign to Buyer the Contracts listed on Schedule 2.7(h), the Contracts listed on Schedules 2.7(a), (b) and (d) (to the extent they are required to be so listed) and any other Contracts material to the Business or under which the consequences of a default or termination could reasonably be expected to have a Material Adverse Effect.

          (h)  Lenders' Consent.  The lenders to the Sellers shall have
               ----------------
consented to the transactions contemplated hereby

          (i)  Cellco Waiver.  Sellers shall have delivered to Buyer pursuant
               -------------
to the Land Lease Agreement dated July 31, 1998, between ABC Rail Products Corporation and Cellco Partnership (the "Cellco Lease") a written waiver of such lessee's right of first refusal under the Cellco Lease.

          (j)  Opinion of Counsel.  Buyer shall have received from General
               ------------------
Counsel to Sellers an opinion dated as of the Closing Date, in form and substance satisfactory to Buyer, to the effect set forth in Exhibit J hereto. Buyer shall have received from Schiff Hardin & Waite, counsel to Sellers, in a form and substance satisfactory to Buyer, to the effect set forth on Exhibit K
                                                                     ---------
hereto.

     5.2. Conditions Precedent to Obligations of Sellers.  The obligations of
          ----------------------------------------------
Sellers to sell the Acquired Assets are subject to the satisfaction on or prior to the Closing Date, of each of the following conditions (any one or more of which may be waived in writing in whole or in part by Sellers in its sole discretion):

          (a)  Performance of Agreements; Representations and Warranties.
               ---------------------------------------------------------
Buyer shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing, and the representations and warranties set forth in this Agreement made by Buyer shall be true and correct in all material respects on and as of the Closing Date, with the same force and effect as though such representations and warranties had been made on, as of and with reference to the Closing Date. Sellers shall have been furnished with a certificate of the President or a Vice President of Buyer, dated the Closing Date, certifying to the foregoing.

          (b)  Injunction.  No statute, rule, regulation or order of any court
               ----------
or Authority shall be in effect which restrains or prohibits the transactions contemplated by this Agreement.

          (c)  Documents.  Buyer shall have delivered all the certificates,
               ---------
instruments, contracts and other documents specified to be delivered by it hereunder (including applicable Transaction Documents), in form and substance reasonably satisfactory to Sellers.

     5.3. Termination.
          -----------

          (a)  When Agreement May Be Terminated.  This Agreement may be
               --------------------------------
terminated at any time prior to Closing:

               (i)     By mutual consent of Buyer and Sellers;

               (ii) By Buyer if there has been a material breach by Sellers of any of their respective representations, warranties or covenants, or if any of the conditions specified in Section 5.1 hereof shall not have been fulfilled by the time required and shall not have been waived by Buyer;

               (iii) By Sellers if there has been a material breach by Buyer of any of its warranties or covenants, or if any of the conditions specified in
Section 5.2 hereof shall not have been fulfilled by the time required and shall not have been waived by Sellers; or

               (iv) By Buyer or Sellers if the Closing shall not have occurred prior to May 31, 2001 (the "Termination Date").
                                     ----------------
     (b)  Effect of Termination.  In the event of termination of this
          ---------------------
Agreement by Sellers or Buyer, as provided above, this Agreement shall forthwith terminate and there shall be no liability on the part of Sellers or Buyer or their respective officers or directors, except for liabilities arising from a breach of this Agreement prior to such termination; provided, however, that
                                                    --------  -------
the obligations of the parties set forth in Section 5.3(b), Section 6.7 and
Article VII hereof shall survive such termination.

                                  ARTICLE VI

                          Certain Additional Covenants
                          ----------------------------

     6.1.    Certain Taxes and Expenses.  Buyer and Sellers shall share
             --------------------------
equally all state and local sales, use, transfer, real property transfer, documentary stamp, recording and other similar taxes arising from and with respect to the sale and purchase of the Acquired Assets. Whether or not the transactions contemplated by this Agreement are consummated, Sellers and Buyer shall bear their respective accounting, legal and other expenses incurred in connection with the transactions contemplated by this Agreement.

     6.2.    [Intentionally omitted.]

     6.3.    Maintenance of Books and Records.  Sellers and Buyer shall
             --------------------------------
cooperate fully with each other after the Closing so that (subject to any limitations that are reasonably required to preserve any applicable attorney-client privilege) each party has access to the business records, contracts and other information existing at the Closing Date and relating in any manner to the Acquired Assets or the conduct of the Business (whether in the possession of Sellers or Buyer). No files, books or records existing at the Closing Date and relating in any manner to the Acquired Assets or the conduct of the Business shall be destroyed by any party for a period of six years after the Closing Date without giving the other party at least 30 days prior written notice, during which time such other party shall have the right (subject to the provisions hereof) to examine and to remove any such files, books and records prior to their destruction. The access to files, books and records contemplated by this
Section 6.3 shall be during normal business hours and upon not less than two days prior written request, shall be subject to such reasonable limitations as the party having custody or control thereof may impose to preserve the confidentiality of information contained therein, and shall not extend to material subject to a claim of privilege unless expressly waived by the party entitled to claim the same.

     6.4.    Collection of Receivables.  Sellers shall, by letter prepared by
             -------------------------
Buyer (the "Letter"), irrevocably authorize, instruct and direct that the
            ------
account parties of all accounts, notes and receivables (including insurance proceeds except as provided in Section 1.1(b)(xi)) constituting Acquired Assets (such parties, the "Sellers Account Parties") shall make and deliver all
                    -----------------------
payments relating thereto on or after the Closing to such location, bank and account (the "Lockbox Account") as Buyer shall specify. The Letter shall
              ---------------
cover all such matters as Buyer shall reasonably determine. If, notwithstanding such Letter, any of the Sellers Account Parties remit payments on or after the Closing directly or indirectly to Sellers or their Affiliates instead of to the Lockbox Account, Sellers agree that they shall promptly (and in any event no later than two Business Days following receipt) deliver all such payments (including but not limited to negotiable instruments which shall be duly endorsed by such Sellers to the order of Buyer) to Buyer. Sellers hereby irrevocably designate, make, constitute and appoint Buyer (and all persons designated by Buyer) as their true and lawful attorney-in-fact to do any of the following in the sole discretion of Buyer: to receive, give receipts for, take, endorse, assign, deliver, deposit, demand, collect, sue on, compound, and give acquittance for any and all information, documents, payments forms (including negotiable and non-negotiable instruments) and proceeds received by Buyer via the Lockbox Account or from Sellers that relate to the accounts, notes and receivables (including insurance proceeds) of the Sellers Account Parties constituting Acquired Assets. Sellers shall use their best efforts to assist Buyer in collecting in full from Sellers Account Parties all amounts owed pursuant to all accounts, notes and receivables constituting Acquired Assets.

     6.5.    Product Returns.
             ---------------

             (a) Sellers shall remain responsible in full for the 120 days following Closing (the "Returns Period"), and Buyer shall assume no financial, legal or other responsibility during the Returns Period for (i) any returns of products sold or manufactured by Sellers prior to the Closing Date and (ii) non-merchantability due to defective quality of products manufactured by Sellers prior to the Closing Date (including inventory held for inspection), unless the products so manufactured are returned or defective solely because of defects caused by Buyer's acts or omissions after the Closing Date, it being understood that Buyer shall have no obligation to inspect any products manufactured by Sellers prior to the Closing Date (such returns and defective products, including inventory held for inspection, hereinafter referred to as "Qualifying
                                                                     ----------
Returned Products"). During the Returns Period, Buyer shall promptly notify
-----------------
Sellers of any proposed returns of which Buyer is aware prior to such return and of the relevant details, including, if known to Buyer, the price paid by the customer. During the Returns Period, Buyer shall deliver to Sellers within 15 days after the end of each two-week period beginning on the Closing Date a written report setting forth the details of all Qualifying Returned Products returned or identified during the calendar month. Sellers shall have the right, and may be accompanied by representatives of Buyer, to visit the customer to assist in resolving any returns of any Qualifying Returned Products.

          (b) If a Qualifying Returned Product was included in the Inventory or other Acquired Assets paid for by Buyer at the Closing (a "Purchased Product"),
                                                           -----------------
Buyer may (in addition to its other rights or remedies) accept for return or instruct the customer to dispose of any Purchased Products which are determined to be defective. Buyer will notify Sellers as to the relevant details, and Sellers will promptly (but in no event later than 10 Business Days thereafter) reimburse Buyer in an amount equal to (i) Sellers' standard cost for the Purchased Product, plus (ii) interest thereon from the Closing Date to the date of payment calculated at the Prime Rate, plus (iii) any freight charges, handling costs, travel and other out-of-pocket costs directly related to such Purchased Product that Buyer incurs or is required to reimburse to the customer.

          (c) If a Qualifying Returned Product was sold by Sellers prior to the Closing and the sales proceeds or account receivable with respect thereto is reflected as an Acquired Asset paid for by Buyer at the Closing (a "Receivable
                                                                    ----------
Product"), Buyer may (in addition to its other rights or remedies) accept for
-------
return or instruct the customer to dispose of any Purchased Products which are determined to be defective. Buyer will notify Sellers as to the relevant details, and Sellers will promptly (but in no event later than 10 Business Days thereafter) reimburse Buyer in an amount equal to (i) the aggregate purchase price paid by the customer for the Receivable Product, plus (ii) interest thereon from the Closing Date to the date of payment calculated at the Prime Rate, plus (iii) any freight charges, handling costs, travel and other out-of-pocket costs directly related to such Purchased Product that Buyer incurs or is required to reimburse to the customer.

          (d) Notwithstanding the foregoing, Sellers shall have the right to inspect the Qualifying Returned Products and any documentation relating thereto within ten (10) Business Days of Buyer's notice to Sellers pursuant to Section 6.5(c) above.

     6.6. Product Warranty Claims.  In the event that after the Closing, Sellers
          -----------------------
obtain knowledge that they are obligated to perform services or supply replacement products pursuant to a claim under a product warranty relating to a product of the Business sold or delivered to a direct or indirect customer of the Business (a "Former Customer") (which liability constitutes a Retained
                 ---------------
Liability), Sellers shall promptly notify Buyer of such Retained Liability owed to a Former Customer. Buyer shall use its reasonable efforts to perform services or supply replacements as in its reasonable judgment are required under the applicable product warranty. Sellers shall promptly (and in any event no later than 30 days following request by Buyer) compensate Buyer, at Buyer's fully-burdened factory costs then in effect together with a service charge of 5% on all materials procured by Buyer, for all services performed and products and parts supplied pursuant to this Section 6.6. As promptly as practicable after Closing, Buyer shall mark or otherwise identify all products manufactured by Buyer, which are identical to products relating to the Business and manufactured by Sellers prior to Closing, in order to distinguish such Buyer's products from those which were manufactured by Sellers prior to Closing.

     6.7.  Indemnification.  Sellers and Buyer agree as follows:
           ---------------

           (a)   General Indemnification Obligations.
                 -----------------------------------

                 (i) Each Seller, on a joint and several basis, shall indemnify Buyer and its directors, officers and other Affiliates and hold Buyer and its directors, officers and other Affiliates harmless from and against any and all Damages arising out of or resulting from (A) any breach or inaccuracy of any representation or warranty made by the Sellers in this Agreement or in any document or certificate required to be furnished to Buyer by the Sellers or their Affiliates pursuant to this Agreement (including the Transaction Documents); (B) any breach or violation of any covenant or agreement of the Sellers contained in this Agreement or any other Transaction Document; (C) any liability arising under any bulk sales law in connection with the transfer of the Acquired Assets; (D) any Retained Liabilities; (E) Sellers' conduct of the Business at or prior to the Closing, including, without limitation, any liabilities based upon, arising out of, relating to or otherwise in respect of any events, actions, occurrences, omissions, circumstances or conditions whatsoever occurring or existing at or prior to the Closing, whether asserted prior to, at or after the Closing (except to the extent the same constitutes an Assumed Liability); and (F) any claim of damages brought or sought against Buyer by third parties that alleges that the Intellectual Property or Buyer's use of the Intellectual Property in the Business infringes any patent, copyright, trade secret or other proprietary right of any third party.

               (ii) Buyer shall indemnify Sellers and their directors, officers and other Affiliates and hold Sellers and their directors, officers and other Affiliates harmless from and against any and all Damages arising out of or resulting from (A) any falsity, breach or inaccuracy of any representation or warranty made by Buyer in this Agreement or in any document or certificate required to be furnished to Sellers by Buyer pursuant to this Agreement (including the Transaction Documents); (B) any breach or violation of any covenant or agreement of Buyer contained in this Agreement or any other Document; (C) any Assumed Liabilities, (D) the failure of Sellers to comply with applicable bulk transfer laws or similar statutes, laws or regulations, and (E) Buyer's conduct of the Business after the Closing.

               (iii)    For purposes of this Agreement, "Damages" shall mean
                                                         -------
any and all losses, liabilities, obligations, damages, fines, penalties, deficiencies, interest, costs and expenses and any claims, actions, demands, causes of action, judgments, costs and expenses (including attorneys' fees and all other expenses incurred in investigating, preparing or defending any litigation or proceeding, commenced or threatened incident to the successful enforcement of this Agreement).

     (b)  General Indemnification Procedures.
          ----------------------------------

          (i)  A party seeking indemnification pursuant to this Section 6.7 (an

"Indemnified Party") shall give prompt notice to the party from whom such
 -----------------
indemnification is sought (the "Indemnifying Party") of the assertion of
                                ------------------
any claim, the incurrence of any Damages, or the commencement of any action, suit or proceeding, of which it has knowledge and in respect of which indemnity may be sought hereunder, and will give the Indemnifying Party such information with respect thereto as the Indemnifying Party may reasonably request, but failure to give such required notice shall relieve the Indemnifying Party of any liability hereunder only to the extent that the Indemnifying Party has suffered actual prejudice thereby. The Indemnifying Party shall have the right, exercisable by written notice to the Indemnified Party within 10 days of receipt of notice from the Indemnified Party of the commencement of or assertion of any claim or action, suit or proceeding by a third party in respect of which indemnity may be sought hereunder (a "Third Party Claim"), to assume the defense of such Third
                     -----------------
Party Claim which involves (and continues to involve) solely monetary damages; provided that (A) the Indemnifying Party expressly agrees in such notice that,
--------
as between the Indemnifying Party and the Indemnified Party, the Indemnifying Party shall be solely obligated to satisfy and discharge the Third Party Claim;
(B) the defense of such Third Party Claim by the Indemnifying Party will not, in the reasonable judgment of the Indemnified Party, have any continuing material adverse effect on the Indemnified Party's business; and (C) the Indemnifying Party makes reasonably adequate provision to ensure the Indemnified Party of the ability of the Indemnifying Party to satisfy the full amount of any adverse monetary judgment that may result (the conditions set forth in clauses (A), (B) and (C) are collectively referred to as the "Litigation Conditions").

               (ii) Within ten (10) days after the Indemnifying Party has given notice to the Indemnified Party of its intended exercise of its right to defend a Third Party Claim, the Indemnified Party shall give notice to the Indemnifying Party of any objection thereto based upon the Litigation Conditions. If the Indemnified Party so objects, the Indemnified Party shall continue to defend the Third Party Claim until such time as such objection is withdrawn. If no such notice is given, or if any such objection is withdrawn, the Indemnifying Party shall be entitled to assume and conduct such defense, with counsel selected by the Indemnifying Party and reasonably acceptable to the Indemnified Party, until such time as the Indemnified Party shall give notice that any of the Litigation Conditions, in its reasonable judgment, are no longer satisfied.

               (iii) The Indemnifying Party or the Indemnified Party, as the case may be, shall have the right to participate in (but not control), at its own expense, the defense of any Third Party Claim which the other party is defending as provided in this Agreement.

               (iv) The Indemnifying Party, if it shall have assumed the defense of any Third Party Claim as provided in this Agreement, shall not consent to a settlement of, or the entry of any judgment arising from, any such Third Party Claim without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed). The Indemnifying Party shall not, without the prior written consent of the Indemnified Party, enter into any compromise or settlement which commits the Indemnified Party to take, or to forbear to take, any action. The Indemnified Party shall have the sole and exclusive right to settle any Third Party Claim, on such terms and conditions as it deems reasonably appropriate, to the extent such Third Party Claim involves equitable or other non-monetary relief, and shall have the right to settle any Third Party Claim involving monetary damages with the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed.

               (v) Amounts paid in respect of indemnification obligations of the parties shall be treated as an adjustment to the Purchase Price. Whether or not the Indemnifying Party chooses to defend or prosecute any claim involving a third party, all the parties hereto shall cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials and appeals, as may be reasonably requested in connection therewith.

               (vi) An action or claim for Damages arising out of or resulting from a breach of representation or warranty shall not be brought or made after the expiration of the applicable period set forth in Section 7.2; provided, however, that the foregoing time limitations shall not apply to any
--------  -------
such claims which have been the subject of a written notice from Buyer to Sellers or from Sellers to Buyer, as the case may be, prior to such period, which notice specifies in reasonable detail the nature and basis for such claim. Neither Buyer nor Sellers shall be entitled to indemnification for Damages incurred as a result of any breach of representations or warranties in this Agreement unless the aggregate amount of Damages incurred by Buyer (and the other Persons for which it can claim indemnification) or Sellers (and the other Persons for which it can claim indemnification), as the case may be, in connection with breaches of representations and warranties exceeds (on a one-time basis only) $150,000 in the aggregate (the "Threshold Amount"), in which
                                                 ----------------
case the Indemnified Party will have the right to indemnification for all Damages incurred, including the Damages incurred by the Indemnified Party prior to the amount of Damages exceeding the Threshold Amount; provided, however, that
                                                         --------  -------
in no event shall the party be liable for breaches of representations and warranties under Section 6.7(a)(i)(A) to the other party for Damages in an aggregate amount in excess of $24,000,000 (the "Cap"). For purposes of determining any breach of, and calculating the amount of Damages incurred by the Indemnified Party arising out of or resulting from, any breach of a representation, covenant or agreement by Sellers or their Affiliates or Buyer, the references to "knowledge," "to Sellers' knowledge," "Material Adverse Effect" or materiality or other correlative terms shall be disregarded. The parties acknowledge that any limitation or condition of liability contained in this Section 6.7(b)(vi) is not applicable to breaches of covenants or agreements in this Agreement, Sellers' conduct of the Business at or prior to the Closing, the Retained Liabilities and the Assumed Liabilities.

               (vii) Notwithstanding anything to the contrary in this Section 6.7, (A) no limitation or condition of liability provided in Section 6.7(b)(vi) shall apply to the breach of any of the representations and warranties contained herein if such representation or warranty was made with actual knowledge that it contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements or facts contained therein not misleading and (B), Buyer shall be entitled to indemnification for Damages in respect of a breach of Sections 2.1, 2.2, 2.3, 2.4, 2.9, 2.11, 2.13, 2.18(f), 2.27 and 2.28
irrespective of the Threshold Amount and the Cap.

               (viii)   The indemnification rights of the parties under this
Section 6.7 are independent of and in addition to such rights and remedies as the parties may have at law or in equity or otherwise, including, without limitation, for any breach of representation, warranty, agreement or covenant hereunder on the part of any party hereto, including the right to seek rescission or restitution, none of which rights or remedies shall be affected or diminished hereby. The parties hereto specifically acknowledge and agree that the remedy at law for breach of this Agreement by Sellers will be inadequate and that Buyer, in addition to any other relief available to it, shall be entitled to injunctive relief and specific performance of the terms and provisions hereof.

               (ix) No right to indemnification under this Section 6.7 shall be limited by reason of any investigation or audit conducted before or after the Closing of any party hereto or the knowledge of such party of any breach of any representation, warranty, agreement or covenant by the other party at any time, or the decision by such party to complete the Closing.

           (c) Environmental Indemnification.  In addition to the foregoing,
               -----------------------------
Buyer agree to as follows:

               (i) Sellers hereby jointly and severally agree to indemnify, defend and hold Buyer, its respective officers, directors and other Affiliates harmless from and against, and to reimburse Buyer for any and all Environmental Liabilities, irrespective of the Threshold Amount, asserted against or incurred by Buyer.

                    (1) Sellers shall respond on Buyer's behalf and defend any claims arising from Environmental Liabilities or, at Buyer's election, to pay the costs of Buyer's response and defense.

                    (2) Sellers hereby waive and release Buyer from any and all claims arising from Environmental Liabilities, known or unknown, foreseen and unforeseen, which exist or may arise in the future under Environmental Laws, including CERCLA or any other statutes now or hereafter in effect in relation to Pre-Closing Environmental Conditions.

     6.8.  Discharge of Business Obligations.  From and after the Closing,
           ---------------------------------
Sellers shall pay and discharge, in accordance with past practice but not less than on a timely basis, all obligations and liabilities incurred prior to the Closing in respect of the Business, its operations or the assets and properties used therein (except for the Assumed Liabilities), including any liabilities or obligations to employees, any Authority, trade creditors and clients and customers of the Business.

     6.9.  UCC Matters.  From and after the Closing Date, Sellers will promptly
           -----------
refer all inquiries with respect to ownership of the Acquired Assets or the Business to Buyer. In addition, Sellers will execute such documents and financing statements as Buyer may request from time to time to evidence transfer of the Acquired Assets to Buyer, including any necessary assignment of financing statements.

     6.10. Title Insurance/Survey/Estoppels
           --------------------------------

           (a) The Sellers shall cooperate with Buyer and use their commercially reasonable efforts to assist Buyer in obtaining, good and valid, irrevocable ALTA title insurance commitments (collectively, the "Title Commitments," and each a "Title Commitment"), in final form, from one or more title insurance companies reasonably acceptable to Buyer (collectively, the "Title Company"), irrevocably committing the Title Company (subject only to the satisfaction of any industry standard requirements contained in the Title Commitment and reasonably acceptable to Buyer) to issuing ALTA form of title insurance policies insuring good, valid, indefeasible fee simple title to the owned real property in Buyer, in all cases, in the respective amounts that Buyer requests prior to Closing, subject to no Liens or other exceptions to title other than Permitted Exceptions (collectively the "Title Policies") and insuring pedestrian and vehicular access to and from one or more legally and physically open public rights of way satisfactory to Buyer, in its sole but reasonable discretion. Each of the Title Commitments shall be effective as of a date occurring not earlier than the date of this Agreement and the effective dates of each of them shall be brought down to the time of the Closing. Each such Title Policy shall include such endorsements thereto as may reasonably be requested by Buyer. On or prior to the Closing Date (and, if necessary, after the Closing Date), the Sellers shall execute and deliver, or cause to be executed and delivered, to the Title Company any affidavits, standard gap indemnities and similar documents reasonably requested by the Title Company in connection with the issuance of the Title Commitments or the Title Policies. The Sellers and Buyer shall each pay at Closing one half (1/2) of all premiums and other fees, costs and expenses necessary for the issuance of the Title Policies.

     (b) The Sellers shall cooperate with Buyer and use their commercially reasonable efforts to cause to be delivered to Buyer promptly following Closing, as-built surveys of each parcel of the owned real property (collectively, the "Surveys") in accordance with (i) the 1997 minimum standard detail requirements for ALTA/ACSM Land Title Surveys, including, without limitation, Table A items 2,3,4,6,7,8,9,10,11 and 13 and such additional or different Table A Items as Buyer may, in its discretion, require, (ii) with the Accuracy Standards (as adopted by ALTA and ACSM) of an Urban Survey, and (iii) local standards required by Buyer, in its discretion, dated after the date hereof, and showing, without limiting the foregoing, with respect to each parcel of the owned real property, all easements and other appurtenances benefiting and all easements and other encumbrances burdening such parcel. Each Survey shall be certified to any lender providing financing to Buyer for the transactions contemplated hereby, the Buyer, the Title Company and any other person reasonably requested by Buyer and shall comply with any requirements imposed by the Title Company as a condition to the removal of any survey exception from the general exceptions to the Title Policy covering the owned real property shown on such survey.

     (c) Immediately upon its execution of this Agreement, the Sellers shall cooperate with Buyer and shall use commercially reasonable efforts to have delivered to Buyer prior to the Closing estoppel certificates and lessor waivers (such estoppel certificates and consents and/or waivers not to be conditioned on any increased rental, other payment, reduced term, or other change of lease terms), in a form acceptable to Buyer and its lender, if any (the "Estoppel Certificates"), from each lessor under the Leasehold Property Leases.

     (d) The Sellers shall, at the request of Buyer, reasonably cooperate with Buyer in obtaining building code and zoning code compliance letters stating that each parcel of owned real property complies with the building and zoning codes applicable thereto and otherwise in form and substance satisfactory to Buyer from the governmental authorities having jurisdiction over such matters. In the event such letters are unavailable, Sellers shall reasonably cooperate with Buyer in obtaining alternative forms of assurance of zoning and building code compliance.

     6.11.  Financial Statements.  Sellers shall cooperate and assist in
            --------------------
providing Buyer the following financial statements: (a) audited year-end financial statements as of and for the Business as of the annual period ended December 31, 2000 and (b) audited year-end financial statements for the Business as of and for the annual period ended December 31, 1999 (the "Audited Financial
                                                              -----------------
Statements").  Sellers shall cooperate and assist Buyer in efforts to assure
----------
that the Audited Financial Statements (a) be correct and complete and in accordance with the books and records of Sellers; (b) fairly present the results of operations, financial position, assets and liabilities of the Business as of their respective dates or for the periods covered thereby; (c) be prepared in accordance with GAAP on a basis consistent with past practice; and (d) except as set forth in Schedule 2.5, reflect accurately all costs and expenses of the
             ------------
Business as if Sellers were independent and not affiliated with any other
Person.

     6.12.  Bulk Transfer.  Seller shall take all necessary steps prior to
            -------------
Closing to comply with all applicable bulk transfer laws, or similar statutes, laws or regulations, including without limitation, state or local tax laws or creditor related laws, arising as a result of the transactions contemplated by this Agreement.

     6.13.  ROI License.  Seller shall prior to Closing procure for Buyer a
            -----------
license, in a form acceptable to the Buyer, to use the Manage 2000 software of ROI Systems, Inc. that is currently used in the Business at no additional cost to the Buyer.

     6.14.  Insurance Proceeds.  Seller shall take all necessary steps in order
            ------------------
for Buyer to receive the insurance proceeds set forth on Schedule 2.23(b) hereto, including, among other things, execute, deliver and acknowledge to Buyer or the insurance provider or its agent such other instruments of conveyance and transfer of such proceeds.


                                  ARTICLE VII

                                 Miscellaneous
                                 -------------

     7.1.   Construction.  Buyer and Sellers have participated jointly in the
            ------------
negotiation and drafting of this Agreement and the Transaction Documents. In the event any ambiguity or question of intent or interpretation arises, this Agreement and the Transaction Documents shall be construed as if drafted jointly by Buyer and Sellers, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" in this Agreement shall mean including without limitation. Nothing in the Disclosure Schedules hereto shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the exception is described on the Disclosure Schedule with reasonable particularity and expressly refers to the applicable Section of this Agreement. Section references refer to this Agreement unless otherwise specified.

     7.2.   Nature and Survival of Covenants and Representations.  With
            ----------------------------------------------------
respect to the several covenants, agreements, representations and warranties of the parties hereto in this Agreement or in any Disclosure Schedule or Exhibit hereto or any certificate or other document delivered pursuant to this Agreement: (a) the covenants and agreements (including in respect of Retained Liabilities and Assumed Liabilities) shall survive the Closing indefinitely; and (b) the representations and warranties shall survive until the date two years after the Closing Date (the "General
                                                                   --------
Survival Period"), except that the representations and warranties of Sellers set
---------------
forth in Sections 2.1, 2.2, 2.3, 2.4, 2.9, 2.11, 2.13, 2.14, 2.18, 2.31, 2.32,
2.33 and 2.34 and of Buyer set forth in Sections 3.1, 3.2 and 3.3 shall survive indefinitely. All rights to indemnification contained in this Agreement shall not terminate or expire but shall continue indefinitely, subject to the terms hereof.

     7.3.   Notices.  Any notice, request, demand, waiver, consent, approval or
            -------
other communication which is required or permitted to be given to any party hereunder shall be in writing and shall be deemed given only if delivered to the party personally or sent to the party by telecopy, telegram or by registered or certified mail (return receipt requested) with postage and registration or certification fees thereon prepaid, addressed to the party at its address set forth below:

                         If to Buyer:

                         Matrix Metals LLC
                         c/o ING Furman Selz Investments
                         55 East 52/nd/ Street
                         37/th/ Floor
                         New York, NY 10055-0002
                         Fax: 212.409.5874
                         Attention:  James L. Luikart

                         with a copy to:

                         Dechert
                         4000 Bell Atlantic Tower
                         1717 Arch Street
                         Philadelphia, PA  19103-2793
                         Fax: (215) 994-2222
                         Attention: Carmen J. Romano

                         If to Sellers:

                         ABC-NACO Inc.
                         2001 Butterfield Road, Suite 502
                         Downers Grove, IL  60515
                         Attention: Corporate Secretary
                         Telephone: (630) 852-1300
                         Telecopy: (630) 737-0167

                         with a copy to:
                         Schiff Hardin & Waite
                         6600 Sears Tower
                         Chicago, IL 60606
                         Attention: Robert J. Regan
                         Telephone: (312) 258-5606
                         Telecopy: (312) 258-5700

     7.4.   Successors and Assigns.  The provisions of this Agreement shall be
            ----------------------
binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party hereto, except that Buyer may (a) assign its rights under this Agreement to any Affiliate or require Sellers to transfer the Acquired Assets directly to a subsidiary of Buyer and (b) assign its rights under this Agreement as collateral security to any entity providing direct or indirect financing to Buyer or any of its Affiliates. Without limiting the foregoing, Buyer shall have the right to assign after the Closing its rights in whole or in part as to Sellers' covenants, representations and warranties hereunder to any successor in interest to Buyer of any of the Acquired Assets.

     7.5.   Exhibits and Schedules.  All Exhibits and Disclosure Schedules
            ----------------------
annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein.

     7.6.   Governing Law.  This Agreement shall be governed by and construed in
            -------------
accordance with the laws of the State of New York, without giving effect to the conflicts of laws principles thereof.

     7.7.   Consent to Jurisdiction.  Each of Buyer and Seller irrevocably
            -----------------------
submits to the exclusive jurisdiction of the State of New York, for purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby (and agrees not to commence any action, suit or proceeding relating hereto except in such courts). Each of Buyer and Seller further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth in Section 7.3 shall be effective service of process for any action, suit or proceeding with respect to any matters to which it has submitted to jurisdiction as set forth in the immediately preceding sentence. Each of Buyer and Seller irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the

State of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

     7.8.   Severability.  The parties agree that (a) the provisions of this
            ------------
Agreement shall be severable in the event that any provision hereof is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable,
(b) such invalid, void or otherwise unenforceable provision shall be automatically replaced by another provision which is as similar as possible in terms to such invalid, void or otherwise unenforceable provision but which is valid and enforceable and (c) the remaining provisions shall remain enforceable to the fullest extent permitted by law.

     7.9.   No Third Party Beneficiaries.  Nothing herein expressed or implied
            ----------------------------
is intended or should be construed to confer upon or give to any Person other than the parties hereto and their successors and assigns any rights or remedies under or by reason of this Agreement.

     7.10.  Entire Agreement.  This Agreement, together with the Disclosure
            ----------------
Schedules and Exhibits hereto and the other Transaction Documents, constitutes the entire understanding of the parties with respect to the subject matter hereof, supersedes any prior agreements or understandings, written or oral, between the parties with respect to the subject matter hereof (including, without limitation, the letter of intent, dated March 27, 2001 (as amended), between Buyer and Sellers, and is not intended to confer upon any Person other than the parties hereto any benefit, right or remedy.

     7.11.  Amendment and Waiver.  (a) The parties may, by mutual agreement,
            --------------------
amend this Agreement in any respect, and any party, as to such party, may (i) extend the time for the performance of any of the obligations of the other party; (ii) waive any inaccuracies in representations and warranties by the other party; (iii) waive compliance by the other party with any of the covenants or agreements contained herein and performance of any obligations by the other party; and (iv) waive the fulfillment of any condition that is precedent to the performance by such party of any of its obligations under this Agreement. To be effective, any such amendment or waiver must be in writing and be signed by the party providing such waiver or extension, as the case may be. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which any party may otherwise have at law or in equity. The waiver by any party hereto of any breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach, whether or not similar.

     7.12.  Knowledge of Sellers.  The terms "Sellers' knowledge", "knowledge of
            --------------------
Sellers" or correlative meanings shall be deemed to include actual knowledge of each Seller and any matters, occurrences or events as to which each Seller should have known upon due inquiry.

     7.13.  Counterparts.  This Agreement may be executed in two or more
            ------------
counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

     7.14.  Headings.  The headings preceding the text of the sections and
            --------
subsections hereof are inserted solely for convenience of reference, and shall not constitute a part of this Agreement nor shall they affect its meaning, construction or effect.

     7.15.  Certain Defined Terms.  As used herein, the terms below have the
            ---------------------
following definitions:

            (a)  "Affiliate" of any Person means any Person, directly or
                  ---------
indirectly controlling, controlled by or under common control with such Person.

            (b)  "Authority" means any federal, state, local or foreign
                  ---------
governmental or regulatory entity (or any department, agency, authority or political subdivision thereof).

            (c)  "Business Day" means any day other than a Saturday, Sunday,
                  ------------
or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

            (d)  "Environmental Liability" means, regardless of whether any of
                 ------------------------
the following are contained in any disclosure schedule to this Agreement or otherwise disclosed to Buyer prior to the Closing Date, any and all Damages known or unknown, foreseen or unforeseen, whether contingent or otherwise, fixed or absolute, present or arising in the future, asserted against or reasonably incurred by Buyer arising out of or related to (1) environmental conditions, including without limitation, the presence, Release, threat of Release, Management of or exposure to Hazardous Substances first occurring prior to the Closing Date at, on, in, or under any property now or previously owned, operated or leased by the Sellers or any affiliate of the Sellers in connection with the Business or Acquired Assets, whether into the air, soil, ground or surface waters on-site or off-site; or (2) the off-site transportation, storage, treatment, recycling, disposal or arrangement for disposal of Hazardous Substances Managed or Released by or on behalf of the Sellers or any affiliate of the Sellers or any of the respective predecessors in interest with respect to the Business, the Real Estate or Acquired Assets or at or from any property now or previously owned, operated or leased by the Sellers and any affiliate of the Sellers in connection with the Business or Acquired Assets; or (3) any violation of any Environmental Law by Sellers or the Business first existing prior to the Closing Date (including, without limitation, cost and expenses for pollution control or monitoring equipment required to bring the Business in to compliance with Environmental Laws and fines, penalties and defense costs incurred for such reasonable time after the Closing as it takes the Buyer to come into compliance with Environmental Laws).

            (e)  "GAAP" means United States generally accepted accounting
                  ----
principles consistently applied.

            (f)  "Lien" means any lien, charge, claim, pledge, security
                  ----
interest, conditional sale agreement or other title retention agreement, lease, mortgage, security agreement, right of first refusal, option, restriction, tenancy, license, covenant, right of way, easement or other encumbrance (including the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or statute or law of any jurisdiction).

          (g)  "Material Adverse Effect" means a material adverse effect upon
                -----------------------
the business (including the current and prospective possession, use, occupancy or operation of the Business and the Acquired Assets), assets, liabilities, condition (financial or otherwise), results of operations or prospects of the Business, the Acquired Assets or the Assumed Liabilities.


          (h)  "Person" means an individual, a corporation, a partnership, an
                ------
association, an Authority, a trust or other entity or organization.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first written above.


                              ABC-NACO INC.




                              By _____________________________________
                                 Name:
                                 Title:




                              NACO INC.




                              By _____________________________________
                                 Name:
                                 Title:



                              NATIONAL CASTINGS INC.




                              By _____________________________________
                                 Name:
                                 Title:



                              NACO FLOW PRODUCTS, INC.




                              By _____________________________________
                                 Name:
                                 Title:

                              BUYMETALCASTINGS, INC.




                              By _____________________________________
                                Name:
                                Title:



                              NATIONAL ENGINEERED PRODUCTS COMPANY, INC.




                              By _____________________________________
                                 Name:
                                 Title:



                              MATRIX METALS LLC



                              By its Members
                              ING FURMAN-SELZ INVESTORS III LP
                              ING BARINGS U.S. LEVERAGED EQUITY
                                 PLAN LLC
                              ING BARINGS GLOBAL LEVERAGED EQUITY
                                 PLAN LTD.

                              By:  FS Private Investments III LLC, Manager



                              By:___________________________________________
                                 Name:   James L. Luikart
                                 Title:  Managing Member